Exhibit 10.3




                         AGREEMENT OF SALE AND PURCHASE

                                 by and between

                         MBL LIFE ASSURANCE CORPORATION,
                            a New Jersey corporation

                                       and

                   EQUISTAR HOTEL INVESTORS, L.P., a Delaware
                               limited partnership














                        Sacramento Hilton Inn - RE# 504
                           Lafayette Hilton - RE# 344
                           Santa Barbara Inn - RE# 450
                     Colorado Springs Holiday Inn - RE# 453
                           Embassy Row Hotel - RE#669

                                     INDEX


ARTICLE 1   . . . . . . . . . . . . . . . . . . . . . . . .       1
AGREEMENT OF SALE AND PURCHASE  . . . . . . . . . . . . . .       1

ARTICLE 2   . . . . . . . . . . . . . . . . . . . . . . . .       3
CONSIDERATION FOR CONVEYANCE  . . . . . . . . . . . . . . .       3
    2.1   Consideration   . . . . . . . . . . . . . . . . .       3
    2.2   Independent Contract Consideration  . . . . . . .       3
    2.3   Allocation of Purchase Price  . . . . . . . . . .       3

ARTICLE 3   . . . . . . . . . . . . . . . . . . . . . . . .       4
DEPOSIT     . . . . . . . . . . . . . . . . . . . . . . . .       4
    3.1   Initial Deposit   . . . . . . . . . . . . . . . .       4
    3.2   Additional Deposit  . . . . . . . . . . . . . . .       5

ARTICLE 4   . . . . . . . . . . . . . . . . . . . . . . . .       6
SURVEYS AND TITLE POLICIES  . . . . . . . . . . . . . . . .       6
    4.1   Permitted Exceptions  . . . . . . . . . . . . . .       6
    4.2   Surveys   . . . . . . . . . . . . . . . . . . . .       7
    4.3   Title Matters   . . . . . . . . . . . . . . . . .       7

ARTICLE 5   . . . . . . . . . . . . . . . . . . . . . . . .      10
ADDITIONAL ITEMS TO BE FURNISHED
TO PURCHASER BY SELLER  . . . . . . . . . . . . . . . . . .      10
    5.1   Submission Items  . . . . . . . . . . . . . . . .      10
    5.2   Confidentiality   . . . . . . . . . . . . . . . .      14
    5.3   Information   . . . . . . . . . . . . . . . . . .      15

ARTICLE 6   . . . . . . . . . . . . . . . . . . . . . . . .      16
INSPECTION AND AUDIT  . . . . . . . . . . . . . . . . . . .      16
    6.1   Inspection Rights   . . . . . . . . . . . . . . .      16
    6.2   Condition of Subject Properties   . . . . . . . .      17

ARTICLE 7   . . . . . . . . . . . . . . . . . . . . . . . .      18
DAMAGE OR DESTRUCTION PRIOR TO THE CLOSING  . . . . . . . .      18
    7.1   Damage or Destruction   . . . . . . . . . . . . .      18
    7.2   Purchaser's Option Less than Amount   . . . . . .      19

    7.3   Estimated Cost of Repair, Replacement
          and Restoration   . . . . . . . . . . . . . . . .      19
    7.4   Condemnation  . . . . . . . . . . . . . . . . . .      19

ARTICLE 8   . . . . . . . . . . . . . . . . . . . . . . . .      19
CONDITION OF PROPERTY   . . . . . . . . . . . . . . . . . .      19
    8.1   Condition of Property   . . . . . . . . . . . . .      19
    8.2   Purchaser's Additional Waivers  . . . . . . . . .      21
    8.3   Management of Properties  . . . . . . . . . . . .      21
    8.4   Embassy Row Hotel Management  . . . . . . . . . .      22
    8.5   Liquor License  . . . . . . . . . . . . . . . . .      23
    8.6   Hart-Scott-Rodino Compliance  . . . . . . . . . .      23
    8.7   Marketing Restrictions  . . . . . . . . . . . . .      24

ARTICLE 9 . . . . . . . . . . . . . . . . . . . . . . . . .      24
CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . .      24
    9.1   Date of Closing   . . . . . . . . . . . . . . . .      24
    9.2   Delivery of Items At Closing By Seller  . . . . .      24
    9.3   Delivery of Items at Closing By Purchaser   . . .      27
    9.4   Credits and Prorations  . . . . . . . . . . . . .      27
    9.5   Purchaser's Costs   . . . . . . . . . . . . . . .      32
    9.6   Seller's Costs  . . . . . . . . . . . . . . . . .      33
    9.7   Representations and Warranties of Purchaser   . .      33
    9.8   Covenants of Purchaser  . . . . . . . . . . . . .      33
    9.9   Possession  . . . . . . . . . . . . . . . . . . .      34
    9.10  Safe Deposit Boxes and Luggage  . . . . . . . . .      34

ARTICLE 10  . . . . . . . . . . . . . . . . . . . . . . . .      34
REAL ESTATE COMMISSION  . . . . . . . . . . . . . . . . . .      34

ARTICLE 11  . . . . . . . . . . . . . . . . . . . . . . . .      35
REMEDIES OF DEFAULT   . . . . . . . . . . . . . . . . . . .      35
    11.1  Termination Of Contract By Purchaser  . . . . . .      35
    11.2  Purchaser's Default   . . . . . . . . . . . . . .      35
    11.3  Seller's Default  . . . . . . . . . . . . . . . .      35

ARTICLE 12  . . . . . . . . . . . . . . . . . . . . . . . .      36
MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . .      36
    12.1  Notices   . . . . . . . . . . . . . . . . . . . .      36
    12.2  Effective Date  . . . . . . . . . . . . . . . . .      37
    12.3  Assignment  . . . . . . . . . . . . . . . . . . .      38
    12.4  Laws  . . . . . . . . . . . . . . . . . . . . . .      38
    12.5  Modification  . . . . . . . . . . . . . . . . . .      39
    12.6  Authority   . . . . . . . . . . . . . . . . . . .      39
    12.7  Times And Dates   . . . . . . . . . . . . . . . .      39
    12.8  Descriptive Headings  . . . . . . . . . . . . . .      39
    12.9  Entire Contract   . . . . . . . . . . . . . . . .      39
    12.10 Construction  . . . . . . . . . . . . . . . . . .      39
    12.11 Non-recordable  . . . . . . . . . . . . . . . . .      39
    12.12 Third-Party Beneficiary   . . . . . . . . . . . .      40
    12.13 Legal Relationship  . . . . . . . . . . . . . . .      40
    12.14 Contemplation of Closing  . . . . . . . . . . . .      40
    12.15 Security for Unpaid Accounts  . . . . . . . . . .      40
    12.16 Completion of Documents   . . . . . . . . . . . .      40
    12.17 Effect of Holidays  . . . . . . . . . . . . . . .      40
    12.18 Press Releases and Publicity  . . . . . . . . . .      41
    12.19 Exhibits  . . . . . . . . . . . . . . . . . . . .      41

                         AGREEMENT OF SALE AND PURCHASE
                         ------------------------------


    This Agreement of Sale and Purchase (this "Contract") is made to be effective as of the Effective Date (as defined in Section 12.2 hereof) by and between MBL LIFE ASSURANCE CORPORATION, a New Jersey corporation, and EQUISTAR HOTEL INVESTORS, L.P., a Delaware limited partnership ("Purchaser").

                              W I T N E S S E T H:

                                    ARTICLE I

                         AGREEMENT OF SALE AND PURCHASE
                         ------------------------------

    Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

          (a) the fee estate of Seller in and to the real property described on Exhibits A-1, A-2, A-3 and A4 attached hereto and made a part hereof and the leasehold estate of Seller created by the Ground Lease [as defined in
    Section 5.1(b)(ii) hereof] in and to the real property described on Exhibit A-5 attached hereto and made a part hereof; and together with all right, title and interest of Seller in and to any and all strips or gores, roads, easements, streets and ways bounding such real property, and rights of ingress and egress thereto (collectively, the "Real Property");

          (b) all right, title and interest of Seller in and to all improvements situated upon the Real Property, including, but not by way of limitation, those certain buildings, structures, fixtures and other improvements of every kind and nature presently situated on, in, under or hereafter erected, installed or used in or about the Real Property, and currently known as (i) Sacramento Hilton Inn, 2200 Harvard Street, Sacramento, California (the "Sacramento Property"), consisting of approximately 322 guest rooms; (ii) Lafayette Hilton, Louisiana Highway 182 (Pinhook Road) and Vermilion River, Lafayette, Louisiana, consisting of approximately 328 guest rooms (the "Lafayette Property"); (iii) Santa Barbara Inn, Santa Barbara, California, consisting of approximately 71 guest room (the "Santa Barbara Property"); (iv) Colorado Springs Holiday Inn, 805 Popes Bluff Trail,

Colorado Springs, Colorado, consisting of approximately 201 guest rooms (the "Colorado Springs Property"); and (v) Embassy Row Hotel, 2015 Massachusetts Avenue, Washington, D.C., consisting of approximately 196 guest rooms (the "Washington D.C. Property") (hereinafter sometimes collectively referred to as the "Improvements" or the "Hotels");

    (c) all right, title and interest of Seller in and to the tangible personal property owned by Seller that is located upon the Real Property or within the Improvements, including specifically, without limitation, heating, ventilation, air conditioning and other equipment, utility distribution systems, appliances, beds, chairs, tables, desks and other furniture, television sets, carpeting, draperies and curtains, tools, lamps, paintings, decorations, refrigerators, ovens, linens, napkins, silverware, glasses, supplies, food, beverage and inventory items and other items of personal property (excluding cash) used in connection with the operation of the Real Property and the Improvements; excluding, however, all property leased pursuant to the Leases [as defined in Article 1 (e) hereof] (collectively, the "Personal Property");

    (d) all reservation deposits, advance payments, security deposits and prepaid items and other amounts, deposits or credits paid to or received by Seller or the Hotels prior to Closing (as defined in Section 2.1 hereof), and attributable to the period from and after the Closing, including, without limitation, all cash in house banks in the Hotels which are attributable to the period prior to the Closing Date (as such term is defined in Section 9.1 hereof) (collectively, the "Prepaid Accounts");

    (e) all of Seller's right, title, obligations and interest in all oral or written agreements pursuant to which any portion of the Real Property or Improvements is used or occupied by anyone other than Seller (collectively, the "Leases"); and

    (f) all of Seller's right, title, obligations and interest in and to (i) all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Real Property, the Improvements or the Personal Property which will extend beyond the Closing Date, including specifically, without limitation, all assignable equipment leases, union labor contracts, and all assignable management and operating agreements, including the Sacramento License Agreement, the Colorado Springs License Agreement and the Lafayette License Agreement, as such terms are defined in Section 5.1(a)(i)-(iii) (collectively, the "Miscellaneous

    Contracts"), (ii) all assignable warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property; (iii) all licenses, permits or similar documents relating to the Real Property or Improvements, to the extent same are assignable;
    (iv) telephone exchanges, trade names, marks and other identifying material relating to the Real Property or the Improvements, to the extent same are assignable; (v) plans, drawings, specifications, surveys, engineering reports, and other technical descriptions relating to the Real Property or the Improvements in Seller's possession; and (vi) all other items of intangible personal property owned by Seller that relate in any way to the ownership, use, leasing, maintenance, service or operation of the Real Property or the Improvements (collectively, the "Intangibles").

    The Real Property, the Improvements, the Personal Property, the Prepaid Accounts, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Subject Properties."


                                    ARTICLE 2

                          CONSIDERATION FOR CONVEYANCE
                          ----------------------------

    2.1   Consideration. Seller agrees to sell and Purchaser agrees to purchase
          -------------
the Subject Properties for an amount equal to Sixty-Eight Million Four Hundred Thousand and No/100 Dollars ($68,400,000) (the "Purchase Price"). The Purchase Price shall be due and payable in cash by wire transfer of immediately available federal funds, in accordance with Seller's written wiring instructions, at the closing of title and delivery of the Deeds described in Section 9.2(a) hereof (the "Closing").

    2.2   Independent Contract Consideration. Upon the Effective Date, Purchaser
          ----------------------------------
shall deliver to Seller a check in the amount of One Hundred and No/100 Dollars ($100.00) ("Independent Contract Consideration"), which amount the parties hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller's execution and delivery of this Contract. Receipt of said check is hereby acknowledged by Seller. The Independent Contract Consideration is in addition to and independent of any consideration or payment provided in this Contract and is nonrefundable in all events.

    2.3   Allocation of Purchase Price. The Purchase Price has been allocated as
          ----------------------------
set forth on Exhibit B attached hereto in accordance with Section 1060 of the Internal Revenue Code. Both Seller and Purchaser shall adhere to such allocations for federal, state and local income tax reporting purposes. The respective obligations of Seller and Purchaser under the terms of this Section 2.3 shall survive the Closing.

                                    ARTICLE 3

                                     DEPOSIT
                                     -------

    3.1   Initial Deposit. Upon Purchaser's execution of this Contract,
          ---------------
Purchaser shall deliver to Seller four (4) fully executed counterparts of this Contract, and within one (1) business day after the Effective Date, Purchaser shall deliver to Escrow Holder (as such term is defined in Section 4.3 hereof) by wire transfer of immediately available federal funds, or cashier' s check or bank check drawn by a bank satisfactory to Seller, the amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) (the "Deposit"). Purchaser shall also provide Escrow Holder with its federal tax identification number. Escrow Holder shall, promptly upon receipt of the Deposit and Purchaser's federal identification number, place the Deposit in an interest bearing account approved by Seller. All interest on the Deposit shall accrue for the benefit of Purchaser until the Closing. The interest thus derived shall become part of the Deposit and shall be paid to the party entitled to the Deposit in accordance with the terms hereof. If the sale contemplated by this Contract is consummated in accordance with the terms hereof, the Deposit shall be applied to the Purchase Price to be paid to Seller at the Closing. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, THE DEPOSIT SHALL CONSTITUTE ADDITIONAL INDEPENDENT CONSIDERATION FOR THE EXECUTION OF THIS CONTRACT AND SHALL BE NONREFUNDABLE TO PURCHASER UPON THE EFFECTIVE DATE. AS THIS CONTRACT RELATES TO THE LAFAYETTE PROPERTY, THE DEPOSIT SHALL NOT CONSTITUTE EARNEST MONEY, AS DEFINED IN LOUISIANA CIVIL CODE, ARTICLE 2463.

This Contract shall be of no force and effect until such time as (i) Purchaser has complied with each of the terms of this Section 3.1; and (ii) Seller has executed this Contract.

    This Contract shall serve as the instructions to Escrow Holder to take all actions necessary on its part in order to consummate the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Contract. If, however, there is any conflict between the provisions of this Contract and any supplementary escrow instructions, the terms of this Contract shall control.

    In the event Escrow Holder cannot comply with the obligations pursuant to this Article 3, Seller shall select another escrow holder. Within five (5) days after the Effective Date, Escrow Holder will deliver to Seller an insured closing letter in a form acceptable to Seller. Escrow Holder must sign this Contract as evidence that Escrow Holder agrees to be bound by the obligations contained herein.

    3.2   Additional Deposit. Within one (1) business day after the expiration
          ------------------
date of the Inspection Period (as defined in Section 6.1 hereof), Purchaser shall deliver to Escrow Holder an additional One Million and No/100 Dollars ($1,000,000) (sometimes hereinafter referred to as the "Additional Deposit"), which shall be deposited into such account and become part of the Deposit. The failure of Purchaser to deliver the Additional Deposit, in the amount and within the time period required hereby, shall entitle Seller, at its sole and unfettered election, to terminate this Contract, in which event the Deposit deposited by Purchaser shall be returned by Escrow Holder to Purchaser and no party hereto shall have any further rights or liabilities hereunder, except for Purchaser's liability pursuant to Section 6.1 and Article 10 hereof and under the terms of the Confidentiality Agreement (as defined in Section 5.2 hereof). However, if Seller has not received Purchaser's Notice of Termination (as defined in Section 6.2) prior to the expiration of the Inspection Period, Seller may elect not to terminate this Contract and to demand immediate receipt by Escrow Holder of the Additional Deposit. The failure of Purchaser to pay to Escrow Holder the Additional Deposit will be a default hereunder for which Seller may elect any of its rights under Section 11.2 hereof, including, without limitation, the right to pursue Seller's claim against Purchaser for the full amount of the Additional Deposit and all costs and expenses of collection, including, without limitation, reasonable attorneys' fees, and interest on such amounts due hereunder at a rate equal to the lesser of (i) ten percent (10%) per annum or (ii) the maximum lawful rate under applicable law, from the date of the expiration of the Inspection Period until such amounts shall have been paid in full.

    IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT UNLESS EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, UPON THE EXPIRATION OF THE INSPECTION PERIOD, THE. DEPOSIT (INCLUDING THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT) SHALL THEREAFFER BE NONREFUNDABLE TO PURCHASER.

                                    ARTICLE 4

                           SURVEYS AND TITLE POLICIES
                           --------------------------

    4.1   Permitted Exceptions. The Subject Properties are to be sold and
          --------------------
conveyed subject to the following:

          (a) Zoning and building laws, restrictions, regulations and ordinances of the municipality in which the Real Property is located, if any, provided that such laws, restrictions, regulations and ordinances do not prevent the Subject Properties from being used as hotels, it being understood that Seller is making no representation or warranty to Purchaser in this regard;

          (b) All notes or notices of violations of law or municipal ordinances, orders or requirements noted in, or issued by, any state or municipal department or public authority having jurisdiction against or affecting the Subject Properties on the Closing Date.

          (c) Any and all assessments becoming liens from and after the Closing Date and, in addition, if on the Closing Date, the Subject Properties or any part thereof shall be or shall have been affected by any assessment or assessments which are payable in installments or may be paid in installments without penalty (other than interest), Purchaser shall pay all such installments which shall become due and payable or which may be paid without penalty (other than interest) from and after the Closing Date, except that any installment (or portion thereof) relating to the current fiscal year (with any interest thereon) shall be apportioned between the parties at Closing.

          (d) The License Agreements (hereinafter defined), including the Hilton Preferential Purchase Right (hereinafter defined), if and as applicable.

          (e) All liens for real estate taxes on the Subject Properties for the year in which the Closing occurs, which are not yet due and payable on the Closing Date.

          (f) The lien of supplemental taxes assessed pursuant to Chapter 3.5, commencing with Section 75 of the California Revenue and Taxation Code (applicable to the Sacramento Property and the Santa Barbara Property only).

          (g) The preprinted exclusions, conditions and stipulations contained in the form of CLTA Standard Coverage Policy of Title Insurance-1990 (applicable to the Sacramento Property and the Santa Barbara Property only).

          (h) Any matters set forth in Sections 4.2 and/or 4.3 hereof not objected to by Purchaser prior to the expiration of the Inspection Period, and any matters objected to by Purchaser prior to the expiration of the Inspection Period which Escrow Holder is willing to affirrnatively insure to Purchaser's reasonable satisfaction.

    Nothing contained in this Section 4.1 is intended to modify, limit, restrict or compromise in any way the rights of Purchaser to object to any of the above-itemized exceptions, pursuant to the terms and procedures set forth in Section
4.3 hereof.

    4.2   Surveys. Purchaser hereby acknowledges that prior to its execution
          -------
hereof, Purchaser received from Seller surveys of the Sacramento Property, the Santa Barbara Property, and the Lafayette Property. During the Inspection Period, Seller shall deliver to Purchaser, at Purchaser's sole cost and expense, surveys of the Colorado Springs Property and the Washington D.C. Property. The respective surveys of the Real Property and Improvements are herein collectively called the "Surveys". If this Contract is terminated, Purchaser will return the Surveys and any copies thereof to Seller.

    4.3   Title Matters. Purchaser hereby acknowledges that prior to its
          -------------
execution hereof, Purchaser received from Seller the following:

          (a) Title Report dated as of January 18, 1996 coveting the Sacramento Property (the "Sacramento Title Report");

          (b) Tire Report dated as of May 6, 1996 coveting the Santa Barbara Property (the "Santa Barbara Tire Report");

          (c) Commitment for Title Insurance dated April 26, 1996 covering the Colorado Springs Property (the "Colorado Springs Commitment");

          (d) Commitment for Title Insurance dated May 8, 1996 covering the Lafayette Property (the "Lafayette Commitment" ); and

          (e) Commitment for Title Insurance dated May 2, 1996 covering the Washington, D.C. Property (the "Washington D.C. Commitment").

The Sacramento Title Report, the Santa Barbara Title Report, the Colorado Springs Commitment, the Lafayette Commitment and the Washington, D.C. Commitment are hereinafter collectively referred to as the "Commitments". Purchaser also acknowledges receipt of copies of all documents constituting exceptions to Seller's title, as reflected in the Commitments. The Commitments were issued by Chicago Title Insurance Company, 1211 Avenue of the Americas, 28th Floor, New York, New York 10036 (Attn: Chris Burdick, Esq.); Tel: (212) 789-6612; Fax:
(212) 840-9424 ("Escrow Holder") in connection with the issuance of an ALTA Standard Coverage Policy-1990, covering each of the Sacramento Property and the Santa Barbara Property, and an ALTA Owner's Policy Form B 1992, covering each of the Lafayette Property, the Washington D.C. Property and the Colorado Springs Property (collectively, the "Title Policies"). At Closing, Purchaser will obtain the Title Policies, at Purchaser's sole cost and expense, as provided in Section
9.5 hereof, covering the properties comprising the Real Property and Improvements.

    Purchaser shall, within five (5) days after the Effective Date, review the Surveys (except for the surveys of the Washington, D.C. Property and the Colorado Springs Property), the Commitments (except for the Colorado Springs Commitment and the Washington D.C. Commitment) and the documents referred to therein and to deliver to Seller in writing such objections as Purchaser may have to anything contained or set forth in the Commitments or the Surveys (collectively, the "Objections"). Purchaser shall, within five (5) days after receipt of the surveys of the Washington, D.C. Property and the Colorado Springs Property, review such surveys of the Washington, D.C. Property and the Colorado Springs Property, review such surveys and the Colorado Springs Commitment and the Washington D.C. Commitment and deliver to Seller in writing such Objections as Purchaser may have to anything contained or set forth therein. Any items to which Purchaser does not make Objections within the time periods set forth herein shall be deemed to be "Permitted Exceptions" (herein so called). Within five (5) days of receipt by Seller of Purchaser's Objections, Seller shall advise Purchaser in writing of Seller's election to cure or not cure such Objections, as hereinafter set forth. Seller may elect, in its sole discretion, to cure such Objections, such cure to include, but not to be limited to, Escrow Holder's agreement to provide affirmative insurance over such Objections to the reasonable satisfaction of Purchaser and its leader. If, within or prior to the five (5) day election period of Seller, Seller elects not to cure the Objections, Seller will notify Purchaser of such election and Purchaser shall have the right, within five (5) days after Seller's notice, to either (i) terminate this Contract as to any one or more of the properties comprising the Real Property and Improvements to which the Objections apply (the "Uncured Property"), but not otherwise, in which event this Contract shall be amended to
(a) remove the Uncured Property from the Real Property and Improvements to be sold under the terms of this Contract; and (b) reduce the Purchase Price by the amount allocated to the Uncured Property, as set forth on Exhibit B attached hereto; and Seller and Purchaser shall proceed to complete the transaction contemplated by this Contract as to the remaining properties comprising the Real Property and Improvements; or (ii) waive such Objections, without any reduction in the Purchase Price, and proceed to the Closing, whereupon such waived Objections shall also be deemed "Permitted Exceptions".

    In the event any update to the Commitments made after the expiration of the Inspection Period but prior to Closing, indicates or lists any additional matters adversely affecting title to the Real Property and Improvements that are not set forth on the Commitments or any updates to the Commitments made on or before the expiration date of the Inspection Period, and such matters arise by, through or under Seller (the "Additional Objections"), Purchaser shall notify Seller in writing of the Additional Objections. Seller shall be obligated to cure the following types of Additional Objections: (A) any mortgage liens and/or security agreements created by Seller, or an afftliate of Seller, encumbering the Real Property and Improvements; and (B) any other Additional Objections which are curable by Seller within ninety (90) days after Seller's receipt of Purchaser's notice of Additional Objections, provided that Seller's costs to cure such Additional Objections shall not exceed, in the aggregate as to all of the Real Property and Improvements, the sum of $200,000 (collectively, the "Mandatory Cure Objections") .

    With regard to any Objections, Additional Objections and/or Mandatory Cure Objections which Seller is unable to cure by the Closing, Seller may extend the Closing as to any one or more of the properties comprising the Real Property and Improvements to which such Objections, Additional Objections and/or Mandatory Cure Objections apply (the "To Be Cured Property"), but not otherwise, for a period of time thereafter in order to cure same, but in no event shall the Closing be extended as to the To Be Cured Property for more than ninety (90) days after the originally scheduled Closing Date (as same shall be amended pursuant to the terms of this Contract), it being understood and agreed that the parties shall proceed to close the sale and purchase of the remaining properties comprising the Real Property and Improvements on the Closing Date set forth in
Section 9.1 hereof. If Seller is unable to cure any of the Additional Objections (other than the Mandatory Cure Objections) applicable to the To Be Cured Property within such extended ninety-day period, then Seller shall notify Purchaser accordingly and Purchaser shall have the option, to be exercised within five (5) business days after Seller's notice, to either (x) terminate this Contract as to the To Be Cured Property, or (y) waive the Additional Objections applicable to the To Be Cured Property, without any reduction in the Purchase Price allocated to the To Be Cured Property, as set forth on Exhibit B attached hereto, and proceed to complete the transaction contemplated by this Contract as to the To Be Cured Property, whereupon such waived Additional Objections shall be deemed "Permitted Exceptions".

    It is expressly understood and agreed that Seller's inability to cure the Objections or the Additional Objections (other than the Mandatory Cure Objections) shall not constitute a Seller's Default under the terms of Section
11.3 hereof.

                                    ARTICLE 5

                        ADDITIONAL ITEMS TO BE FURNISHED
                        --------------------------------
                             TO PURCHASER BY SELLER
                             ----------------------

    5.1   Submission Items. (a)  Purchaser hereby acknowledges that CapStar
          ----------------
Management Company, L.P., a Delaware corporation ("CapStar"), an affiliate of Purchaser, is currently the manager and operator of the Hotels, except for the Embassy Row Hotel (collectively, the "CapStar Hotels") pursuant to the terms of that certain Hotel Management Agreement dated as of October 1, 1993 by and between MUBEN/LCP Hotel Partners, L.P. (an aff'fiiate of Seller), as Owner, and CapStar Hotel Parmers Limited Parmership, as Operator (the "Hotel Management Agreements"), the rights of the said CapStar Hotel Partners Limited Parmership having been assigned to CapStar. As CapStar is the manager and operator under the Hotel Management Agreement, Purchaser acknowledges that it has current actual knowledge of and, as applicable, access to (i) all financial and operating documents relating to the CapStar Hotels; (ii) copies of the Leases and the Miscellaneous Contracts covering the CapStar Hotels; (iii) information regarding the Intangibles; (iv) the physical condition of the CapStar Hotels; and (v) copies of the License Agreements covering the respective CapStar Hotels and notice of the terms and requirements thereof [the items described in clauses
(i) - (v) immediately preceding are hereinafter collectively referred to as the CapStar Hotels Submission Items].

    Purchaser also acknowledges that it has received copies, and has knowledge of the terms and requirements, of the following:

       (i) License Agreement dated July 10, 1991, by and between Hilton Inns, Inc. ("Hilton"), as Licensor, and Muben/LCP Hotel Partners, Ltd., a Delaware limited parmership, as Licensee, as supplemented by letter agreement dated July 10, 1991, the rights of Licensee being assumed by Seller, as evidenced by that certain Franchisee

                Assignment and Assumption (Sacramento Hilton) dated as of January 1, 1995 executed by Muben/LCP Hotel Parmers, Ltd. and Seller (the "Sacramento License Agreement ");

       (ii) Holiday Inn Conversion License Agreement dated July 1, 1994 by and between Holiday Inn Franchising, Inc., as Licensor, and Seller, as Licensee (the Colorado Springs License Agreement"); and

       (iii) License Agreement between Riverside Hotel, as Licensee, and Hilton Inns, Inc., as Licensor, dated May 1, 1983, the rights of Licensee being assumed by Muber/LCP Hotel Parmers, as evidenced by that certain Assignment and Assumption Agreement (Lafayette) dated November 11, 1991 (the "Lafayette License Agreement").

    The Sacramento License Agreement, the Colorado Springs License Agreement and the Lafayette License Agreement are hereinafter collectively referred to as the License Agreements

    The Sacramento License Agreement and the Lafayette License Agreement each contain a right of first refusal in favor of Hilton to purchase the Sacramento Property and the Lafayette Property, respectively (the "Hilton Preferential Purchase Right"), the rights of Hilton thereunder being as follows:

       (i) If Hilton elects to exercise the Hilton Preferential Purchase Right contained in the Sacramento License Agreement and the Lafayette License Agreement, Seller shall advise Purchaser accordingly; this Contract shall terminate for all purposes; Purchaser shall receive, as its sole remedy, the return of the Deposit; and neither party hereto shall have any further rights, obligations or liabilities under this Contract, except Purchaser's liabilities under Section 6.1 and Article 10 hereof and under the terms of the Confidentiality Agreement;

       (ii) If Hilton elects to exercise the Hilton Preferential Purchase Right contained in either the Sacramento License Agreement or the Lafayette License Agreement, but not both, Seller shall advise Purchaser accordingly; this Contract shall terminate only as to the

                Sacramento Property or the Lafayette Property, as applicable (the "Hilton Purchased Property"); the Purchase Price shall be reduced by the amount allocated to the Hilton Purchased Property, as set forth on Exhibit B attached hereto; and Seller and Purchaser shall proceed to complete the transaction contemplated by this Contract as to the remaining properties comprising the Real Property and Improvements; and

       (iii) If Hilton elects in writing not to exercise the Hilton Preferential Purchase Right or if, within the required time period, Hilton makes no election to exercise the Hilton Preferential Purchase Right, or if Hilton terminates the Lafayette License Agreement and/or the Sacramento License Agreement, in accordance with the terms thereof, then the parties shall proceed to close the transaction contemplated hereby on the Closing Date, in accordance with the terms hereof, with no reduction of the Purchase Price.

Within three (3) business days after the Effective Date, Seller shall deliver to Hilton the right of first refusal notices required under the terms of the Sacramento License Agreement and the Lafayette License Agreemere.

     The Colorado Springs License Agreement requires the prior written consent of the Licensor thereunder to the assigment to a third party of the license created under the terms thereof. Within three (3) business days after the Effective Date, Seller shall give such notice to the Licensor under the Colorado Springs License Agreement. Notwithstanding such notice, the obligation of Purchaser to close the transaction contemplated by this Contract is not conditioned or contingent upon Seller obtaining the consent of the Licensor under the Colorado Springs License Agreement to assign the Colorado Springs License Agreement to Purchaser.

     The Ground Lease (hereinafter defined) contains a right of first refusal in favor of the Ground Lessor (hereinafter defined) to purchase the Washington, D.C. Property (the "Ground Lease Preferential Purchase Right"). Within three (3) business days after the Effective Date, Seller shall give to Ground Lessor the right of first refusal notice required under the terms of the Ground Lease. If Ground Lessor elects to exercise the Ground Lease Preferential Purchase Right, Seller shall advise Purchaser accordingly; this Contract shall terminate as to the Washington, D.C. Property only; the Purchase Price shall be reduced by the amount allocated to the Washington, D.C. Property, as set forth on Exhibit

B attached hereto; and the transaction contemplated hereby shall proceed to close in accordance with the terms hereof as to the remaining properties comprising the Real Property and Improvements. On or before Closing, Seller agrees to provide to Purchaser (a) the Ground Lease Estoppel [as defined in
Section 9.2(m) hereof]; and (b) documentation reasonably acceptable to Purchaser evidencing that Ground Lessor has waived its Ground Lease Preferential Purchase Right (collectively, the "Ground Lease Closing Documents." If for any reason Seller is unable to deliver to Purchaser at Closing the Ground Lease Closing Documents, Seller will notify Purchaser of such fact and Purchaser shall have the right, within five (5) days after Seller's notice, to either (1) terminate this Contract as to the Washington, D.C. Property only, in which event this Contract shall be amended to (a) remove the Washington, D.C. Property from the Real Property and Improvements to be sold under the terms of this Contract; and
(b) reduce the Purchase Price by the amount allocated to the Washington D.C. Property, as set forth on Exhibit B attached hereto; and Seller and Purchaser shall proceed to complete the transaction contemplated by this Contract as to the remaining properties comprising the Real Property and Improvements; or (2) waive the Ground Lease Closing Documents, without any reduction in the Purchase Price, and proceed to the Closing.

     By its execution of this Contract, Purchaser acknowledges that it has received or has access to the CapStar Hotels Submission Items.

     (b) Purchaser acknowledges that prior to its execution of this Contract, it received copies of the following materials in connection with Purchaser's due diligence of the Washington D.C. Property:

         (i) a list of the Miscellaneous Contracts covering the Washington D.C. Property, together with copies of same;

         (ii) Ground Lease dated March 29, 1968 by and between 2015 Mass. Ave., Inc., as Tenant (Seller having succeeded to the rights of the said 2015 Mass. Ave., Inc.) and Travelers Insurance Company, as Landlord, the rights of Landlord thereunder having been assigned to TCNY Realty Company ("Ground Lessor"), recorded in the Land Records of the District of Columbia in Liber 12866 at Folio 563 (the "Ground Lease"), the rights of Tenant under the Ground Lease having been assigned to Embassy Row Hotel Investors by Assignment and Assumption of Ground Lease dated December 20, 1984;

        (iii) Local 99-99A, AFL-CIO Operating Engineers Collective Bargaining Agreement dated November 1, 1995;

         (iv) Local 25, AFL-CIO Hotel Restaurant Employees Labor Agreement dated September 16, 1992; and

          (v) Operating Agreement dated April 5, 1993 by and between Embassy Row Hotel Investors, as Owner, and Capitol Alpha Hotel Corp., a District of Columbia corporation and an affiliate of Wesley Hotel Group, as Operator (the "Embassy Row Operating Agreement").

     (c) Purchaser acknowledges that prior to its execution of this Contract, it received the following:

           (i) Phase I Environmental dated October 31, 1995 by Hillman Environmental Co. for the Sacramento Hilton Hotel.

          (ii) Phase I Environmental dated March 23, 1995 by Hillman Environmental Co. for the Santa Barbara Inn.

         (iii) Phase I Environmental dated April 10, 1992 by Hillman Environmental Co. for the Embassy Row Hotel.

          (iv) Environmental Evaluation dated May 18, 1989 by Environmental Risk Consultants for the Colorado Springs Holiday Inn (formerly a Hilton franchise).

The items described in this Section 5.1 (b) are hereinafter collectively referred to as the "Embassy Row Submission Item." The CapStar Hotels Submission Items and the Embassy Row Submission Items are hereinafter collectively referred to as the Submission Items.

     5.2  Confidentiality.  All of the Submission Items and any other reports,
          ---------------
documents or information given by Seller to Purchaser in connection herewith shall be returned to Seller or kept in confidence by Purchaser pursuant to the terms and conditions of that certain Confidentiality and Inspection Agreement between Owner and Recipient dated February 23, 1996 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit I and made a part hereof for all purposes. Notwithstanding the foregoing, Seller agrees that Purchaser shall have the right to disclose any documents or information provided to or produced by Purchaser with respect to the transactions set forth in this Contract to any Permitted Assignee (as hereinafter defined), including without limitation, any public or other disclosure required by law in connection with the merger, consolidation or reorganization of Purchaser, including without limitation, any public disclosure in connection with any securities offering, and to such extent Seller hereby waives any confidentiality requirements of this Contract or the Confidentiality Agreement. It is expressly understood and agreed that Seller shall have no liability for, and expressly disclaims any such liability with regard to, any documents or information disclosed by Purchaser to investors, financial advisors, counsel or any other parties in connection with any such merger, consolidation or reorganization of Purchaser or any securities offering. In that regard, Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, costs, expenses, liabilities, or judgments incurred by Seller, as so incurred, in connection with Purchaser's disclosure of any documents or information regarding the Subject Properties or the transactions contemplated by this Contract. All references in this Contract to the terms of the Confidentiality Agreement shall mean the Confidentiality Agreement, as amended by the terms of this Section 5.2. The provisions of this Section 5.2 shall survive the Closing or termination of this Contract.

     5.3  Information. As an essential inducement to Seller to sell the Subject
          -----------
Properties to Purchaser on the favorable terms and conditions set forth in this Contract, Purchaser acknowledges and agrees that: (i) all documents, materials, reports, studies and other information delivered or disclosed to Purchaser by Seller or its representatives, including, without limitation, Marfralis Corporation d/b/a Lively & Associates and Wesley Hotel Group (the "Information") are being provided to Purchaser for informational purposes only and only as an accommodation to Purchaser; (ii) Seller has not made, is not making, and will not make any representation, warranty or promise of any kind, express or implied, concerning the accuracy or completeness of all or any part of the Information; and (iii) any inaccuracy, incompleteness, or deficiency in any part of the Information shall be solely the risk and responsibility of Purchaser, shall not be chargeable in any respect to Seller, and shall not form the basis of any claims by Purchaser against Seller, its employees, agents or assigns, including, without limitation, Marfralis Corporation d/b/a Lively & Associates, such claims being expressly waived and relinquished by Purchaser. Upon Purchaser's request, however, Seller will consider waiving any conflicts of interest in the event Purchaser desires to engage any such person or entity to prepare, author, compile or create any documents, materials, reports, studies or other information directly for Purchaser's benefit.

                                    ARTICLE 6

                                INSPECTION RIGHTS
                                -----------------

     6.1  Inspection Rights. Purchaser shall have until July 5, 1996 [i.e.
          -----------------
fifteen (15) days after the Effective Date] (the "Inspection Period") within which to make all audits, inspections or investigations desired by Purchaser, subject to Seller's requirements as hereinafter set forth. Purchaser and Purchaser's accountants, attorneys or other representative(s) (which shall not exceed four (4) persons at any one time at any one Hotel, including Purchaser and its representative of Seller) shall have the right, during regular business hours and with reasonable notice, to:

          (a) interview the respective managers of each of the Hotels regarding the management or operation of the Subject Properties and to inspect and make copies of the Leases and books and records of the Subject Properties that are in the possession of the respective managers of the Hotels;

          (b) inspect and make copies of the books, records and files relating to the condition or operation of the Subject Properties that are in the possession or control of Seller;

          (c) subject to the rights of tenants occupying space in the Improvements, at its sole risk and expense, inspect the Real Property and Improvements and the Personal Property and make such tests, surveys and inspections as Purchaser deems necessary, including, without limitation, soil tests, topographical surveys, structural and foundation surveys, concrete tests, roof inspections, equipment inspections and environmental inspections. It is understood and agreed that Purchaser is responsible for obtaining any environmental assessments of the Subject Properties, at its sole cost and expense, and Purchaser shall provide to Seller copies of any such environmental assessments. Purchaser shall exercise (and cause its agents and employees to exercise) due care and ordinary prudence in performing such surveys, inspections and test and shall not exercise such right in a manner that materially interferes with the operation of the Subject Properties. If the transactions contemplated hereby are not consummated. Purchaser, at its own cost and expense, promptly shall repair any damage to the Subject Properties resulting from such surveys, tests or inspections. Purchaser shall indemnify, defend, save and hold harmless Seller from and against any and all claims, liens (including, without limitation, mechanic's and materialman's liens), actions, suits, proceedings, costs, expenses, damages or other liabilities, including, without limitation, attorneys' fees and court costs, all as incurred, arising out of the actions of Purchaser, and its employees, agents, representatives and contractors, pursuant to the terms of this Section 6.1. Purchaser, its contractors and representatives shall keep confidential any and all information, documents and reports obtained or prepared by them relating to the Subject Properties in accordance with the terms and conditions of the Confidentiality Agreement. At Seller's request, Purchaser shall furnish to Seller copies of all studies, tests and surveys undertaken and completed in connection with such inspections and at Seller's request therefor, certify same to Seller; and

          (d) prior to entering the Real Property and Improvements, Purchaser shall deliver to Seller a certified copy of an insurance policy or policies or a certificate of insurance, in form acceptable to Seller, to evidence general comprehensive liability coverage (bodily injury and property damage) in the amount of $2,500,000.00 combined single limit, which policy or policies shall name Seller as an additional insured, covering the Real Property and Improvements.

     The terms of this Section 6.1 shall survive the Closing or the termination of this Contract.

     6.2  Condition of Subject Properties. In the event that Purchaser, during
          -------------------------------
the Inspection Period, disapproves of the condition of the Subject Properties or the Submission Items, in its sole, absolute and arbitrary discretion, Purchaser may terminate this Contract by delivering, prior to the expiration of the Inspection Period, written notice to Seller specifically and unequivocally terminating this Contract ("Notice of Termination"). In such event, Purchaser shall be entitled to a return of the Deposit, and no party hereto shall have any further obligations hereunder, except Purchaser's liabilities under Section 6.1 and Article 10 hereof and under the terms of the Confidentiality Agreement. In the event that Purchaser fails within the Inspection Period to give the Notice of Termination, Purchaser shall be deemed to have accepted the condition of the Subject Properties and the Submission Items, and Purchaser may not thereafter terminate this Contract by reason of the Submission Items or the condition of the Subject Properties as of the expiration of the Inspection Period; subject, however, to Purchaser's obligations under Section 8.3 hereof. If Purchaser notifies Seller within the Inspection Period that Purchaser approves the condition of the Subject Properties and the Submission Items, then Purchaser shall be deemed to have waived Purchaser's right to terminate under this Section 6.2, and

Purchaser may not thereafter terminate this Contract by reason of the condition of the Subject Properties or the Submission Items.

                                    ARTICLE 7

                   DAMAGE OR DESTRUCTION PRIOR TO THE CLOSING
                   ------------------------------------------

     7.1  Damage or Destruction. Until Closing, the risk of loss or damage to
          ---------------------
the Subject Properties by fire or other casualty is assumed by Seller, but without any obligation on the part of Seller to repair or replace any such loss or damage unless Seller elects to do so as hereinafter provided. Seller shall notify Purchaser ("Seller's Notice") of the occurrence of any such loss or damage to any of the properties comprising the Real Property and Improvements (the "Damaged Property") within ten (10) days after such occurrence or by the Closing Date, whichever first occurs. If the estimated cost of repair, replacement or restoration of such loss or damage (as defined in Section 7.3 hereof) to the Damaged Property is equal to or in excess of ten percent (10%) of that portion of the Purchase Price allocated to the Damaged Property, as set forth on Exhibit B, Purchaser may, upon notice to Seller, terminate this Contract as to the Damaged Property only, in which event this Contract shall he amended to (a) remove the Damaged Property from the Real Property and Improvements to be sold under the terms of this Contract; and (b) reduce the Purchase Price by the amount allocated to the Damaged Property, as set forth on Exhibit B attached hereto. If Purchaser does not elect to terminate this Contract as to the Damaged Property, Seller shall have the option to either (i) make such repairs and restorations to substantially the condition as of the date of the expiration of the Inspection Period, and Seller's Notice shall set forth an adjourned date for Closing as to the Damaged Property only, it being understood and agreed that Seller and Purchaser shall proceed to complete the transaction contemplated by this Contract as to the remaining properties comprising the Real Property and Improvements in accordance with the terms of
Section 9.1 hereof; or (ii) complete the transaction contemplated by this Contract in accordance with the terms hereof without reduction of the Purchase Price; provided, however, Seller shall turn over to Purchaser at the Closing the
       --------  -------
net proceeds actually collected by Seller under the provisions of the hazard insurance policies maintained by Seller, to the extent that they are attributable to loss of or damage to the Damaged Property, less any reasonable sums theretofore expended by Seller in collecting such proceeds or in repairing or replacing such loss or damage, after first submitting to Purchaser for its approval all contracts for such repair or replacement, except under emergency circumstances, in which case such prior approval is not required, and Seller will assign to Purchaser at Closing any contracts executed by Seller in connection with such repair or replacement.

     7.2  Purchaser's Option Less than Amount. If the estimated cost of repair,
          -----------------------------------
replacement or restoration of such loss or damage to the Damaged Property is less than ten percent (10%) of that portion of the Purchase Price allocated to the Damaged Property, as set forth on Exhibit B attached hereto, and Seller does not elect to make such repairs and restorations, Purchaser shall complete the purchase in accordance with Section 7.1 (ii) above.

     7.3  Estimated Cost of Repair, Replacement and Restoration. The terms
          -----------------------------------------------------
"estimated cost of repair, replacement and restoration" or "estimated value of such portion of the Damaged Property to be taken", as such terms are used in this Article 7, shall mean a firm bid (i.e. a maximum guaranteed price which is assignable by Seller to Purchaser without the contractor's consent) for the actual cost of repair and restoration obtained by Seller, within twenty (20) days of receipt of Seller's Notice, from a reputable contractor regularly doing business in the locality where the Damaged Property is located.

     7.4 Condemation. If a part or parts of any of the properties comprising the
         -----------
Real Properly and/or the Improvements (the "Condemned Property") is taken prior to the Closing by any governmental or quasi-governmental body or agency in the exercise of the power of eminent domain and such loss permanently and materially impairs the current use of the Condemned Property, then either party, upon notice to the other, may terminate this Contract as to the Condemned Property, but not otherwise, in which event this Contract shall be amended to (i) remove the Condemned Property from the Subject Properties to be sold under the terms of this Contract; and (ii) reduce the Purchase Price by the amount allocated to the Condemned Property, as set forth on Exhibit B attached hereto; and (iii) all condemnation awards and proceeds shall be paid to Seller. If neither Seller nor Purchaser elects to terminate this Contract as to the Condemned Property, then the Closing shall occur in accordance with the terms of this Contract, without reduction of the Purchase Price, and all condemnation awards and proceeds shall be paid to Purchaser.

                                    ARTICLE 8

                              CONDITION OF PROPERTY
                              ---------------------

     8.1  CONDITION OF PROPERTY. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT
          ---------------------
PURCHASER SHALL ACCEPT THE CONVEYANCE OF THE SUBJECT PROPERTIES IN THEIR PRESENT CONDITION, "AS-IS, WHERE-IS," SUBJECT TO ALL PATENT AND LATENT DEFECTS AND ALL FAULTS, IF ANY, WITH NO REPRESENTATION OR WARRANTY BY SELLER AS TO THEIR FITNESS, SUITABILITY, MARKETABILITY, MERCHANTABILITY, HABITABILITY, OR USABILITY, INCLUDING, BUT

NOT LIMITED TO, (I) THE QUALITY OR CONDITION OF THE IMPROVEMENTS AND THE REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (II) THE MANNER OF OPERATING THE SUBJECT PROPERTIES AND THE EXPENSES RELATED THERETO, AND
(III) THE COMPLIANCE OF THE SUBJECT PROPERTIES WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY; AND (IV) THE NATURE AND EXTENT OF ANY SERVITUDES, RIGHTS-OF-WAY, LEASES, POSSESSION, LIENS, ENCUMBRANCES, LICENSES, RESERVATIONS, CONDITIONS OR OTHERWISE. PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION, WARRANTY, STATEMENT, OR OTHER ASSERTION WITH RESPECT TO THE CONDITION OF THE SUBJECT PROPERTIES MADE BY SELLER AND ACCEPTS THE SUBJECT PROPERTIES UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES MADE BY SELLER WITH RESPECT TO THE CONDITION OR VALUE OF THE SUBJECT PROPERTIES (EXCEPT FOR LIMITED WARRANTIES OF TITLE SET FORTH IN ANY OF THE CLOSING DOCUMENTS). PURCHASER DECLARES THAT IT IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE SUBJECT PROPERTIES INCLUDING SPECIFICALLY THE CAPSTAR HOTELS, AND THEREFORE ACKNOWLEDGES THAT IT WILL RELY SOLELY ON ITS OWN INVESTIGATION AND EXAMINATION OF THE SUBJECT PROPERTIES, WHICH IT WAS QUALIFIED TO MAKE, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. SELLER MAKES NO REPRESENTATION AS TO ANY ENVIRONMENTAL MATTERS RELATING TO THE SUBJECT PROPERTIES INCLUDING, WITHOUT LIMITATION, SUBSURFACE WATER AND SOIL CONDITIONS, PURCHASER HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE SUBJECT PROPERTIES PRIOR TO ITS EXECUTION HEREOF TO SATISFY ITSELF THAT THERE ARE NO HAZARDOUS MATERIALS (DEFINED IN THIS SECTION 8.1) ON OR IN THE SUBJECT PROPERTIES THAT WOULD CAUSE EITHER STATE OR FEDERAL AGENCIES TO ORDER A CLEANUP OF THE SUBJECT PROPERTIES UNDER ANY ENVIRONMENTAL LAW. AS USED HEREIN, THE TERM "ENVIRONMENTAL LAW" SHALL MEAN AND INCLUDE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. 6901, ET SEQ., RESOURCE CONSERVATION AND RECOVERY ACT 42 U.S.C. 6901, ET SEQ. AND ALL OTHER SIMILAR EXISTING AND FUTURE FEDERAL, STATE AND MUNICIPAL STATUTES, RIDES, REGULATIONS AND ORDINANCES GOVERNING THE ENVIRONMENT OR THE GENERATION, DISPOSAL OR STORAGE OF ANY HAZARDOUS MATERIALS, ALL AS AMENDED FROM TIME TO TIME, AND ALL RULES AND REGULATIONS PROMULGATED THEREUNDER. THE TERM "HAZARDOUS MATERIALS" SHALL MEAN AND INCLUDE ASBESTOS, POLYCHLORINATED BIPHENYLS, PETROLEUM PRODUCTS AND ANY OTHER HAZARDOUS OR TOXIC MATERIALS, WASTES AND SUBSTANCES THAT ARE DEFINED AS SUCH IN ANY ENVIRONMENTAL LAW. SELLER MAKES NO REPRESENTATION AS TO THE CONDITION OR VALUE OF THE SUBJECT PROPERTIES. PURCHASER HEREBY WAIVES AND RELEASES SELLER OF AND FROM ANY CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, LIABILITIES, OBLIGATIONS, DAMAGES, COSTS, EXPENSES OR COMPENSATION WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT PURCHASER NOW HAS OR THAT MAY ARISE IN THE FUTURE ON ACCOUNT OF OR IN ANY WAY GROWING OUT OF OR IN CONNECTION WITH THE ECONOMIC, PHYSICAL OR ENVIRONMENTAL

CONDITION OF THE SUBJECT PROPERTIES, OR ANY ENVIRONMENTAL LAW OR APPLICABLE REGULATION. PURCHASER ACKNOWLEDGES THAT PURCHASER IS ASSUMING THE RISK OF SUCH UNKNOWN AND UNANTICIPATED CLAIMS AND AGREES THAT THIS RELEASE APPLIES THEREON. AS THIS CONTRACTS RELATES TO THE SACRAMENTO PROPERTY AND THE SANTA BARBARA PROPERTY, PURCHASER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH READS AS FOLLOWS:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

THE PROVISIONS OF THIS SECTION 8.1 SHALL BE CONTAINED IN EACH OF THE DEEDS TO BE DELIVERED TO PURCHASER AT CLOSING, SHALL SURVIVE CLOSING AND THE FUTURE TRANSFER OF ANY OR ALL OF THE SUBJECT PROPERTIES BY PURCHASER.

     8.2  PURCHASER'S ADDITIONAL WAIVERS. PURCHASER AGREES THAT SELLER SHALL NOT
          -------------------------------
BE RESPONSIBLE OR LIABLE TO PURCHASER FOR ANY CONSTRUCTION DEFECTS, ERRORS, OMISSONS OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE SUBJECT PROPERTIES, AS PURCHASER IS PURCHASING THE SUBJECT PROPERTIES AS IS, WHERE IS AND WITH ALL FAULTS. PURCHASER OR ANYONE CLAIMING, BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES AND AGENTS FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES AND AGENTS FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR OTHER CONDITIONS AFFECTING THE SUBJECT PROPERTIES. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT, ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

     8.3  Management of Properties. Seller agrees that it will (a) continue to
          ------------------------
cause the Hotels that comprise the Subject Properties to be managed and operated to the Closing Date in the ordinary course of business in a manner consistent with the manner currently being practiced, and (b) operate the Hotels pursuant to the operating budgets currently in effect, subject to the terms of the immediately following sentence; and Purchaser agrees to cause CapStar to continue to do likewise with regard to the CapStar Hotels.

Notwithstanding the terms of the immediately preceding sentence, it is expressly understood and agreed that during the pendency of this Contract, Seller will not fund any reserves for replacement, reserves for furniture, fixtures or equipment, or capital improvements to the CapStar Hotels, which agreement shall extend to the Washington, D.C. Property if CapStar succeeds to the management thereof, as contemplated in Section 8.4 hereof, except that Seller agrees that it will fund reserves for Emergency Items only. For purposes of this Section 8.3, the term "Emergency Items" shall mean and refer to any items required for the continued operation of the Hotels in the ordinary course of business, provided that such items are not listed on the 1996 Capital Budgets attached hereto as Exhibit J and made a part hereof for all purposes. Seller shall have no obligation to Purchaser, whether under emergency circumstances or otherwise, to fund reserves for any of the items listed on the 1996 Capital Budgets attached hereto as Exhibit J during the pendency of this Contract.

     Seller makes no representations and assumes no responsibility with respect to continued occupancy of the Real Property and the Improvements, or any part thereof, by any tenant now in possession under the terms of any of the Leases. Prior to the Closing, Seller shall be entitled, but not obligated, to enforce the rights under any Lease in any court having jurisdiction over such matter. The removal by Seller of a tenant that is in default under its lease shall not give rise to any claim on the part of Purchaser or affect this Contract in any manner whatsoever.

     From and after the expiration date of the Inspection Period, Seller shall not, except in the ordinary course of business, enter into any mortgage, security agreement, easement, restrictive covenant, or lease affecting the Real Property and Improvements, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

     8.4  Embassy Row Hotel Management. Seller agrees that provided Purchaser
          ----------------------------
does not terminate this Contract pursuant to the terms of Section 6.1 hereof and provided Purchaser has delivered the Additional Deposit to Escrow Agent, in accordance with the terms of Section 3.2 hereof, Seller shall, at its option, either (i) cause the Operator under the Embassy Row Operating Agreement to assign to CapStar all of its rights and interests thereunder; subject, however, to the notice provisions contained in said Embassy Row Operating Agreement; or
(ii) enter into a new agreement with CapStar for the management of the Washington, D.C. Property, on substantially the same terms as the Embassy Row Operating Agreement, which new management agreement will automatically terminate at Closing. Purchaser, and its affiliate CapStar, have reviewed the Embassy Row Operating Agreement and agree that upon CapStar's assumption of the Operator's position under the

Embassy Row Operating Agreement, CapStar will operate the Washington, D.C. Property until the Closing Date pursuant to all of the terms thereof applicable to the Operator thereunder; subject, however to the provisions of Section 8.3 hereof regarding the non-funding of reserves during the pendency of this Contract. Seller and Purchaser further agree that any management fees payable to Operator under the terms of the Embassy Row Operating Agreement which are based on performance standards of Operator shall be prorated from the date that CapStar takes over the management and operation of the Embassy Row Hotel. Seller shall promptly after the Effective Date (a) deliver to the Operator the 90-day termination notice required under the terms of the Embassy Row Operating Agreement; and (b) undertake to effect the assignment from Operator to CapStar contemplated in clause (i) immediately preceding prior to the expiration of the 90-day notice period. If Seller is required to pay the Operator consideration for its waiver of the 90-day notice, CapStar agrees, as evidenced by its joinder in the execution of this Contract, to waive its management fees for the period of time in which Seller is required to pay the Operator, which waiver shall extend until the later to occur of September 1, 1996 or the first day of the month following the expiration of the 90-day notice period.

     8.5  Liquor Licenses. The respective liquor licenses currently in effect at
          ---------------
the Hotels will not be assigned to Purchaser at Closing. Therefore, it is Purchaser's sole obligation and responsibility to obtain a liquor license for each of the Hotels, at Purchaser's sole cost and expense. If requested by Purchaser, Seller will reasonably cooperate (at no cost or expense to Seller) with Purchaser's attempts to satisfy all liquor license requirements so that no lapse in licensing will occur on or after the Closing, including, without limitation, entering into leases or concession agreements, as applicable, with the present holders of the liquor licenses, provided that (a) each of such leases or concession agreements shall be in effect for a term not to exceed ninety (90). days after the Closing Date, and (b) shall contain an indemnity in favor of Seller, in form acceptable to Seller. However, Purchaser's failure to obtain a liquor license for any one or all of the Hotels is not a condition or contingency to Purchaser's obligation to close the transaction contemplated hereby, and Seller shall incur no liability for any reason, whether or not it is asked to cooperate, due to Purchaser's failure to obtain liquor licenses effective as of the Closing.

     8.6  Hart-Scott-Rodino Compliance. If, and to the extent applicable, the
          ----------------------------
obligations of the parties under this Contract are contingent upon obtaining on or before the Closing Date all necessary consents or the passing of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"). The parties agree to use all reasonable efforts and to act in good faith to perform their respective obligations under HSR and shall in any event make their respective filings no later than ten (10) business days after the expiration of the Effective Date. All HSR filing fees (the "HSR Filing
Fees") shall be paid by Purchaser. If, on or before the Closing Date, the parties are unable to obtain the consents required under HSR, or if the applicable waiting period has not passed, the Closing shall be automatically extended for such period of time, not to exceed sixty (60) days, in order to provide for receipt of such approval or passage of such waiting period. If after the expiration of such period, not to exceed sixty (60) days, such approval has not been obtained or such waiting period has not passed, then this Contract shall automatically terminate, Escrow
Holder shall deliver the Deposit to Purchaser and the parties shall thereafter have no further rights or liabilities under this Contract other than the payment of the HSR Filing Fees, except as set forth in Section 6.1 and Article 10 hereof and under the terms of the Confidentiality Agreement.
The terms of this Section 8.5 shall not apply if Purchaser demonstrates to Seller's reasonable satisfaction that HSR is inapplicable to the transaction contemplated by this Contract.

     8.7  Marketing Restrictions.  During the pendency of this Contract,
          ----------------------
Seller agrees that it shall not (i) actively market for any sale any one or all of the properties comprising the Subject Properties to any prospective purchasers thereof; or (ii) actively solicit offers from third parties relating to the sale and purchase of any one or all of the properties comprising the Subject Properties. Seller's failure to comply with the terms of this Section 8.7 shall constitute a Seller's Default under the terms of Section 11.3 hereof.

                                 ARTICLE 9

                                  CLOSING
                                  -------

     9.1  Date of  Closing.  The Closing hereunder shall take place at the
          ----------------
offices of Escrow Holder or, upon the agreement of the parties, the Closing may be accomplished by mail by written instructions to Escrow Holder. The Closing shall occur on December 17, 1996 (the "Closing Date"); provided, however, at Purchaser's option, Purchaser may schedule an earlier Closing Date (the "Earlier Closing Date") on the following terms and conditions:

               (i) Purchaser shall provide to Seller fifteen (15) days prior written notice of the scheduled Earlier Closing Date;

              (ii) At the Closing on the Earlier Closing Date, Purchaser shall pay to Seller, as additional consideration, an amount equal to Five Hundred Thirty-nine Thousand and No/100 Dollars ($539,000) for each thirty (30) day period, including any pro rata portion thereof, prior to December 17, 1996 that the Earlier Closing Date is scheduled and Closing takes place (or, if less than all the properties comprising the Real Property and improvements are conveyed at the Earlier Closing Date, a reduction of such amount, as mutually agreed upon by Seller and Purchaser shall be made); and

             (iii) All other terms and conditions of this Contract shall remain in full force and effect.


     9.2  Delivery of Items At Closing By Seller.  At the Closing, Seller
          --------------------------------------
shall deliver into escrow with Escrow Holder each of the following items:

          (a) Grant Deeds conveying fee simple title in and to the Sacramento Property and Santa Barbara Property, respectively, and
     Special Warranty Deeds conveying fee simple title in and to the Colorado Springs Property and the Lafayette Property, respectively, and a Special Warranty Deed conveying the leasehold estate of Seller created by the Ground Lease in and to the Washington, D.C. Property (collectively, the "Deeds"). The Deeds shall be in the form attached hereto and labeled Exhibit C; provided, however, each Deed shall be conformed to comply with applicable statutory requirements for the conveyance of real property. The Deeds will be duly executed and acknowledged by Seller and in form for recording subject only to the Permitted Exceptions;

          (b) a Blanket Conveyance, Bill of Sale and Assignment in the form attached hereto and labeled Exhibit D, duly executed and acknowledged by Seller, conveying to Purchaser the property described therein, with special warranty of title, subject only to the Permitted Exceptions;

          (c) a Closing Memorandum and Indemnification Agreement (the "Closing Memorandum") in the form attached hereto and labeled Exhibit E;

          (d) a letter in the form attached hereto and labeled Exhibit C to be addressed to each tenant under the Leases advising such tenant that the Hotel in question has been sold to Purchaser and that Purchaser has assumed the obligation to refund such tenant's security deposit, if any, in accordance with such Lease, with the exact amount of the deposit specified for such tenant;

          (e) all keys t all locks to the Improvements on the Subject Properties in the possession of Seller or on-site at the Hotels;

          (f) as to the Sacrament Property and the Santa Barbara Property only, a certification executed by Seller similar to that described in clause (g) immediately following, which is required to avoid withholding under the terms of the California Revenue and Taxation Code;

          (g) a certification in the form attached hereto and labeled Exhibit G, executed by Seller containing the following:

               (i)  the Seller's U.S. Taxpayer Identification Number;

              (ii)  the business address of Seller; and

             (iii) a statement that Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue

                    Code ("IRC") (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the IRC and applicable Income Tax Regulations);

          (h) Closing Statements prepared by Seller and/or Escrow Holder duly executed by Seller;

          (i) a Seller's Affidavit of Title in a form prepared by Seller and approved by Escrow Holder and such other affidavits as Escrow Holder may reasonably request; and

          (j) deliver to Escrow Holder such evidence or documents as may be reasonably required by Escrow Holder evidencing the status and capacity of Seller and the authority and consent of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Subject Properties.

          (k) evidence reasonably acceptable to Purchaser that the Embassy Row Operating Agreement is terminated;

          (l) originals of any Leases, books, records, plans, drawings, specifications, surveys, engineering reports and other technical descriptions relating to the Real Property or Improvements in Seller's possession or on-site at the Hotels;

          (m) an estoppel certificate executed by the Ground Lessor (the "Ground Lease Estoppel") containing the information required to be given by Ground Lessor under the terms of the Ground Lease. Purchaser's obligation to close the transaction contemplated hereby is conditioned and contingent upon Seller delivering the Ground Lease Estoppel to Purchaser at Closing; subject, however, to the terms of
     Section 5.1 (a) hereof. The Ground Lease Estoppel shall be dated no earlier than forty-five (45) days prior to Closing, and Seller shall have no obligation to update the Ground Lease Estoppel at Closing; and

          (n) any documents required to comply with applicable local law requirements for the sale of commercial real estate in the respective states in which the Real Property and Improvements are located.

     9.3  Delivery of Items at Closing By Purchaser.  At the Closing,
          -----------------------------------------
Purchaser shall:

          (a) deliver to Seller the Purchase Price, subject to prorations and similar items;

          (b) deliver to Escrow Holder such evidence or documents as may be reasonably required by Escrow Holder evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the acquisition of the Subject Properties;

          (c) deliver to Seller a separate letter in the form of Exhibit I attached hereto and made a part hereof, duly executed by Purchaser, confirming that Purchaser is not acquiring the Subject Properties with the assets of an employee benefit plan, as defined in Section 3(3) of The Employee Retirement Income Security Act of 1974 ("ERISA"), and in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder and Seller shall have the right to terminate this Contract and to receive the Deposit;

          (d) join Seller in execution of the documents described in Sections 9.2 (b), (c), (d) and (n); and

          (e) join Seller in the execution of any Closing Statements prepared by Seller and/or Escrow Holder.

     9.4 Credits and Prorations.
         -----------------------

          (a) On the evening before the Closing Date, Seller shall cause to be compiled a list of all accounts receivable from guests then occupying or using the Hotels (the "Guest Ledger Accounts") and a list of all accounts receivable from guests previously occupying or using the Hotels which are not included in the Guest Ledger Accounts (the "City Ledger Accounts"). Except as hereinafter provided, such Guest Ledger Accounts and City Ledger Accounts shall remain the property of Seller, and Seller shall be entitled to collect same for its own account; and any and all amounts collected by Purchaser pursuant to the Guest Ledger Accounts which are in payment for occupancy for the period prior to the Closing Date shall be paid to Seller upon Purchaser's receipt thereof. The Guest Ledger Accounts for the evening prior to Closing shall be divided evenly between Seller and Purchaser, and at Closing Seller shall receive a credit for its share of such amounts. All other accounts receivable accruing after 12:01 a.m. on the Closing Date shall be the property of Purchaser.

          (b) On the evening before the Closing Date, representatives of Seller and Purchaser shall cause to be compiled an inventory of unopened food and beverage items at each of the Hotels as of the time such inventory is conducted. At Closing, Purchaser shall reimburse Seller for the cost of the food and beverage items listed on such inventory.

          (c) At the Closing, the following items shall be adjusted and prorated between Seller and Purchaser on a per diem basis as of 12:01 a.m. on the Closing Date:

               (i) Rents and other charges payable under the Leases. For purposes hereof, all rents and other charges payable under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of sums actually collected by Seller prior to the Closing, which rents shall first be applied to current monthly charges, with any balance to be applied to arrears for prior months. All rent collections prior to the Closing shall be first applied to arrears for prior months, with any balance to be applied to current monthly charges. From and after Closing, all rent collections shall be first applied to current monthly charges, with the balance, if any, to be applied to arrears for prior months. After the Closing, Purchaser shall have a duty and obligation to Seller to remit such unpaid rents and other charges to Seller when collected by Purchaser. Purchaser shall use reasonable efforts to collect any such unpaid rents or other charges in arrears. The provisions of this Section 9.4(c)(i) shall survive the Closing.

              (ii) Payments under the Miscellaneous Contracts assumed by Purchaser on the basis of the actual payments owed thereunder. If the actual payments owed under the Miscellaneous Contracts are not known at the Closing, the proration of such payments shall be made on the basis of the best evidence then available and thereafter adjusted when the actual amount of such payments are ascertainable. Seller shall exercise reasonable efforts to pay the Miscellaneous Contracts and current payables through the Closing Date.

             (iii) Real estate, ad valorem and personal property taxes, sewer rents and charges, and other state, county and municipal taxes, charges and assessments (special or otherwise) which may be paid in installments shall be prorated on the basis of the calendar year for which the same are levied, imposed or assessed, any apportionment of such taxes to be made with respect to a tax year for which either the tax rate or assessed valuation or both have not yet been fixed, to be upon the basis of the tax rate and/or assessed valuation last fixed; provided that the parties hereto agree that to the extent the actual taxes for the current year differ from the amount so apportioned at the Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive Closing. Seller shall pay regular installments of special assessments that have become due prior to the Closing. All installments of special assessments or portions due on or after the Closing shall be assumed and paid by Purchaser. Any fees paid or payable to Seller's tax representative for the purpose of reducing the taxes described in this clause (iii) for the year in which the Closing occurs shall be prorated at Closing as herein provided, including without limitation, contingency fees of service providers and counsel employed in that regard.


              (iv) Charges for water, electricity, gas and other utilities. The consumption of all water, electricity, gas and other utilities is measured by meter, and Seller shall furnish a current reading of each meter at the Closing, which readings shall have been made either as of 12:01 a.m. on the Closing Date or as close to the Closing as reasonably possible, and in any event Seller shall be responsible for paying charges therefor to 12:01 a.m. on the Closing Date or submitting proof that such charges were previously paid. In the event meter readings current as of 12:01 a.m. on the Closing Date are not available at Closing, then Seller shall pay at Closing the charges to the date of the most recent reading or submit proof that such charges were previously paid, and the parties further agree to notify the utility companies to read the meters as soon as possible after Closing and adjust and prorate such utility charges when the actual readings are available.

               (v) Guest room revenues in the manner set forth in Section 9.4(a) above.

              (vi) Parking revenues, restaurant revenues, rents under the Leases and other revenues from the Subject Properties which are not provided for in Section 9.4(a) (herein referred to as "Other Income" ).

             (vii) Any other trade accounts, accounts payable and operating expenses (including specifically, without limitation, room revenue assessments and hotel/motel taxes) of the Subject Properties incurred during the month in which Closing occurs.

          (d) In making such apportionments, Seller shall be entitled to Other Income paid with respect to the period prior to the Closing Date, and Seller shall be responsible for taxes and other expenses incurred with respect to the period prior to the Closing Date. All such apportionments shall be subject to post-Closing adjustments as necessary to reflect later relevant information not available at Closing and to correct any errors made at Closing with respect to such apportionments; provided, however, that such apportionments shall be deemed final and not subject to further post-Closing adjustments if no such adjustments have been requested after a period of ninety (90) days from such time as all necessary information is available to make a complete and accurate determination of such apportionments. The provisions of this Section 9.4(d) shall survive the Closing.

          (e) Anything hereinabove contained to the contrary notwithstanding:

               (i) As to any arrears of Other Income at the time of the Closing, Seller and Purchaser agree that moneys received by Purchaser from guests of the Hotels or tenants of the Real Property and

                    Improvements owing such past due or Other Income shall be applied in accordance with the provisions of the Closing Memorandum. After Closing, Seller may pursue the collection of any past due Other Income directly against the party liable for payment of same, and Purchaser shall cooperate with Seller in all reasonable ways in obtaining the collection of such sums.

              (ii) At Closing, Seller shall credit to the account of Purchaser against the Purchase Price (a) any security deposits held by Seller delivered pursuant to any Leases executed by Seller or Seller's predecessors-in-interest, as lessor, which will continue in effect after Closing; and (b) any Prepaid Accounts, except cash in house banks in the respective tills of the Hotels, which will be credited to Seller pursuant to clause (iii) immediately following.

             (iii) Seller shall receive a credit at Closing in an amount equal to the cash in house banks in the respective tills of the Hotels on the Closing Date.

              (iv) If and to the extent additional rent under Leases due and payable by tenants for increases in ad Valorem taxes and/or operating expenses for the calendar year in which Closing occurs and any preceding calendar year are not billed, collected and apportioned at the Closing, Seller and Purchaser agree that the provisions of the Closing Memorandum shall govern and control.

               (v)  Charges, or portions thereof, referred to in this
                    Section 9.4, other than Other Income, as described in
                    Section 9.4(c)(vi) above, which are payable solely and directly by any tenants under Leases, shall not be apportioned hereunder and Purchaser shall accept title subject to any of such unpaid charges, and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. Seller agrees to deliver to Purchaser at Closing an itemized list of such unpaid charges. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, the reimbursement of such charges shall be treated as delinquent rent which shall be recovered by Seller in accordance with the provisions of the Closing Memorandum.

          (f) Seller shall receive a credit at Closing in an amount equal to any transferable deposits paid by Seller pursuant to the terms of any of the Miscellaneous Contracts assigned to Purchaser at Closing pursuant to the terms hereof. If any provider of a public utility to the Subject Properties is holding deposits as of the Closing Date which are not transferred to Purchaser at Closing, Seller shall retain all right to the return of any of such deposits.

     9.5 Purchaser's Costs.  Purchaser shall pay for the following:
         ------------------

          (a) the base premium charges and surcharges for any endorsements or other modifications for the Title Policies to be issued to Purchaser;

          (b) the costs for preparation of the surveys for the Lafayette Property, the Colorado Springs Property and the Washington D.C. Property and any additional costs for updating or recertifying any of the Surveys;

          (c) all escrow fees and any and all other title related fees charged by Escrow Holder;

          (d ) costs of recording all documents delivered by Seller to Purchaser or by Purchaser to Seller at the Closing;

          (e) the attorneys' fees of Purchaser's counsel in connection with or relating to the transactions contemplated by this Contract;

          (f) one-half (1/2) all deed stamps, documentary stamp taxes, intangible taxes and other transfer taxes;

          (g) any mortgage, conveyance.and tax certificate fees charged by Escrow Holder; and

          (h) any other expenses not expressly stipulated herein as expenses to be paid by Seller.

     9.6   Seller's Costs.  At Closing, Seller shall pay for the following:
           --------------

          (a) one-half (1/2) of all deed stamps, documentary stamp taxes, intangible taxes and other transfer taxes;

          (b)  any charges for obtaining the Commitments; and

          (c) the attorneys' fees of Seller's counsel in connection with or relating to the transactions contemplated by this Contract.

     9.7  Representations and Warranties of Purchaser.  Purchaser hereby
          --------------------------------------------
represents and warrants to Seller as follows:

          (a) Purchaser is not acquiring the Subject Properties with the assets of an employee benefit plan as defined in Section 3(3) of ERISA; and

          (b) Purchaser has the full right, power and authority to purchase the Subject Properties as provided in this Contract and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Contract and to carry out its obligations hereunder have been, or by the Closing, will have been taken.

     9.8  Covenants of Purchaser. Purchaser hereby covenants with Seller as
          ------------------------
follows:

          (a) Purchaser shall pay any and all transfer fees or termination fees, if applicable, incurred in connection with the transfer and/or termination of any of the Miscellaneous Contracts (collectively, the "Transfer Fees"). Purchaser agrees to indemnify, defend, save and hold harmless Seller, its successors and assigns, against any and all claims, actions, suits, proceedings, costs, expenses, damages or other liabilities, including attorneys' fees and court costs, arising as a result of or with respect to Purchaser's failure to (i) pay the Transfer Fees, or (ii) perform the duties and obligations of Purchaser, as assignee of Seller, under the terms of any of the Miscellaneous Contracts. Seller shall have the right to require that Purchaser provide to Seller at Closing such security as Seller may reasonably request (e.g. an escrow account maintained with Escrow Holder, a letter of credit, etc. ) to insure that all Transfer Fees, if any, are paid in a timely manner and that Purchaser, as assignee of Seller, performs the duties and obligations of Purchaser under the terms of the Miscellaneous Contracts.

          (b) Purchaser shall have fully performed each and every one of its obligations to be performed under this Contract and each of the representations and warranties of Purchaser shall be true and correct as of the Closing.

     9.9  Possession.   Possession of the Subject Properties shall be
          ----------
delivered to Purchaser immediately following the Closing and the funding to Seller of the Purchase Price, subject to the fights of tenants and others lawfully in possession, to the extent same constitute Permitted Exceptions.

     9.10 Safe Deposit Boxes and Luggage.  Seller shall cause the
          ----------------------------------
respective managers of each of the Hotels to prepare a list of deposit boxes in use on the Closing Date and an inventory of all luggage held in safekeeping for guests of the Hotels as of such date. The lists shall contain the name and room number of each such guest. The respective managers of each of the Hotels shall thereafter keep careful records of all activity by guests in regard to items on such lists, including additions and deletions and accesses to safety deposit boxes since the first list is furnished. Seller and Purchaser shall each be entitled to have a representative on site until the completion of the Closing to verify the preparation of such list and all additions and deletions. Seller shall be responsible for claims occurring on the part of guests shown on said lists prior to the Closing Date and Purchaser shall be responsible for such claims from and after the Closing Date.

                                 ARTICLE 10

                           REAL ESTATE COMMISSION
                           ----------------------

    Seller and Purchaser hereby represent and warrant one with the other that no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with this Contract or the transactions contemplated hereby. Seller and Purchaser hereby indemnify and hold each other harmless from and against any claims, causes of action or liabilities including, without limitation, reasonable attorneys' fees and court costs that may be incurre with respect to any breach of the foregoing representation and warranty. The provisions of this Article 10 shall survive the Closing or termination of this Contract. Seller acknowledges that it is responsible to pay all fees to its advisor, Frank Lively, Lively & Associates and/or Marfralis Corporation related to this Contract.

                                 ARTICLE 11

                            REMEDIES OF DEFAULT
                            -------------------

     11.1   Termination of Contract By Purchaser.  If this Contract is
            --------------------------------------
terminated without a default hereunder by Purchaser, then the Deposit shall be returnedto Purchaser by Escrow Holder, and no party hereto shall have any further obligations to any other hereunder, except for Purchaser's obligations and liabilities under Section 6.1 and Article 10 hereof and under the terms of the Confidentiality Agreement.

     11.2    Purchaser's Default.  IF  PURCHASER FAILS OR REFUSES TO
             --------------------
CONSUMMATE THE PURCHASE OF THE SUBJECT PROPERTIES FOR ANY REASON (INCLUDING, WITHOUT LIMITATION, PURCHASER'S FAILURE OR REFUSAL TO EXECUTE THE DOCUMENTS REFERENCED IN SECTION 9.3 HEREOF), OTHER THAN SELLER'S FAILURE TO TENDER PERFORMANCE OF SELLER'S OBLIGATIONS HEREUNDER, OR TERMINATION OF THE CONTRACT WITHOUT A DEFAULT HEREUNDER BY PURCHASE, THEN THE DEPOSIT SHALL BE DELIVERED BY ESCROW HOLDER TO SELLER AS LIQUIDATED DAMAGES. SUCH AMOUNT IS AGREED UPON BY AND BETWEEN SELLER AND PURCHASER AS LIQUIDATED DAMAGES DUE TO THE DIFFICULTY AND INCONVENIENCE OF ASCERTAINING AND MEASURING ACTUAL DAMAGES AND THE UNCERTAINTY THEREOF; AND NO OTHER DAMAGES, RIGHTS OR REMEDIES (EXCEPT AS PROVIDED IN SECTION
6.1 AND ARTICLE 10 HEREOF AND UNDER THE TERMS OF THE CONFIDENTIALITY AGREEMENT) SHALL IN ANY CASE BE COLLECTIBLE, ENFORCEABLE OR AVAILABLE TO SELLER, BUT SELLER SHALL ACCEPT SAID CASH PAYMENTS AS SELLER'S TOTAL DAMAGES AND RELIEF.

     PURCHASER'S INITIALS \ss\ BB       SELLER'S INITIALS \ss\ YMC
                          ---------                       ----------

     11.3  Seller's Default.  IN THE EVENT OF SELLER'S DEFAULT HEREUNDER,
           ----------------
THIS CONTRACT SHALL BE TERMINATED, THE DEPOSIT SHALL BE RETURNED TO PURCHASER BY ESCROW HOLDER AND, AS ITS SOLE REMEDY, PURCHASER SHALL RECEIVE FROM SELLER THE SUM OF TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000) AS LIQUIDATED DAMAGES. SUCH AMOUNT IS AGREED UPON BY AND BETWEEN SELLER AND PURCHASER AS LIQUIDATED DAMAGES DUE TO THE DIFFICULTY AND INCONVENIENCE OF ASCERTAINING AND MEASURING ACTUAL DAMAGES AND THE UNCERTAINTY THEREOF; AND NO OTHER DAMAGES, RIGHTS OR REMEDIES SHALL IN ANY CASE BE COLLECTIBLE, ENFORCEABLE OR AVAILABLE TO PURCHASER, BUT PURCHASER SHALL ACCEPT SAID CASH PAYMENT AS PURCHASER'S TOTAL DAMAGES AND RELIEF. IT IS

EXPRESSLY UNDERSTOOD AND AGREED THAT EXCEPT FOR THE REMEDY EXPRESSLY SET FORTH IN THIS SECTION 11.3, PURCHASER SHALL HAVE NO RIGHT, AND BY ITS EXECUTION HEREOF, HEREBY WAIVES AND NEGATES THE RIGHT, TO PURSUE ENFORCEMENT OF SPECIFIC PERFORMANCE OF THE OBLIGATIONS OF SELLER UNDER THIS CONTRACT OR TO EXERCISE ANY OTHER REMEDIES AT LAW OR IN EQUITY. PURCHASER'S SOLE REMEDY IN CONNECTION WITH SELLER'S FAILURE OR INABILITY TO DELIVER GOOD TITLE TO PURCHASER PURSUANT TO THE TERMS OF THIS CONTRACT SHALL BE AS SET FORTH IN SECTION 4.3 HEREOF, AND SUCH FAILURE OR INABILITY SHALL NOT CONSTITUTE A SELLER'S DEFAULT UNDER THE TERMS OF THIS SECTION 11.3, EXCEPT WITH REGARD TO THE MANDATORY CURE OBJECTIONS.

     PURCHASER'S INITIALS    JP       SELLER'S INITIALS      YMC
                          ---------                       ----------
                             BB

                                 ARTICLE 12


                               MISCELLANEOUS
                               -------------

     12.1  Notices.  All notices, demands, consents, or other
           -------
communications of any type (collectively, "Notices") given by Seller to Purchaser or by Purchaser to Seller, whether required by this Contract or in any way related to any of the transactions contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Section
12.1. All notices shall be in writing and shall be delivered to the person to whom the notice is directed, either in person or by United States Mail, as registered or certified item, return receipt requested. Notices may also be sent by facsimile transmission ("fax") or overnight delivery; provided, however, if sent by fax, such notice shall be deemed
          --------  -------
received when received by the recipient thereof, if followed by a copy thereof delivered by overnight delivery. Notices delivered by mail shall be effective three (3) days after being deposited in a post office depository; and notices delivered by overnight delivery shall be effective on the next business day after being deposited in a proper depository, under the care or custody of the United States Postal Service or other carrier, as the case may be, enclosed in a wrapper with the proper postage affixed and addressed, if to Purchaser, as follows:

                         EquiStar Hotel Investors, L.P.
                         1010 Wisconsin Avenue, Suite 650
                         Washington, D.c.  20007
                         Attn:  Paul Whetsell, President
                         Tel:  (202) 965-4455
                         Fax:  (202) 965-4445
with a copy to:     Thomas M. Ash III, Esq.
                    De Campo, Diamond & Ash
                    805 Third Avenue
                    New York, New York 10022
                    Tel: (212) 758-3500
                    Fax: (212) 758-1728

and addressed, if to Seller, as follows:

                    MBL Life Assurance Corporation
                    Real Estate Investment Division
                    520 Broad Street
                    Newark, New Jersey 07102-3111
                    Attn: Yvonne Compitello, Senior Vice President
                    Tel: (201) 481-8615
                    Fax: (201) 268-4332

with a copy to:     Hilary A. Kruce, Esq.
                    MBL Life Assurance Corporation
                    Law Department
                    520 Broad Street
                    Newark, New Jersey 07102-3111
                    Tel: (201) 481-8550
                    Fax: (201) 268-4335

with a copy to:     Phyllis Pattillo Stephenson, Esq.
                    Meredith, Donnell & Abernethy
                    800 N. Shoreline, Suite 1500 - North Tower
                    Corpus Christi, Texas 78401
                    Tel: (512) 866-8158
                    Fax: (512) 880-5717

Any party hereto may change the address or contact for notice specified above by giving the other party ten (10) days advance written notice of such change of address or contact.

     12.2   Effective Date.  This Contract may be executed in multiple
            ---------------
counterparts on the respective dates set forth below, each of which shall constitute an original, but which together shall constitute but one Contract. Execution by Purchaser hereof shall constitute an offer by Purchaser to Seller to purchase the Subject Properties for the price and on and subject to the terms and conditions herein set forth, which offer shall automatically terminate and be of no force or effect unless Seller shall execute and return to Purchaser one (1) fully executed counterpart of this Contract within ten (10) business days after Seller's receipt of the Contracts. Notwithstanding the above and Article 3 hereof, the date of execution hereof by Seller shall be the effective date of this Contract (the 'Effective Date'). Within one (1) business day after Seller executes this Contract, Seller shall deliver to Purchaser by fax, with a copy to follow by overnight delivery, a copy of the signature page of this Contract executed by Seller.

     12.3  Assignment.  This Contract is freely assignable by Seller.  +This
           ----------
Contract may not be assigned by Purchaser without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, Purchaser shall have the right to sell, assign or transfer its right, title and interest in this Contract (i) in connection with the merger, consolidation or reorganization of Purchaser, including without limitation, any public entity in connection with any securities offering, (ii) to any entity to which Purchaser is selling or has sold all or substantially all of its assets, and/or (iii) to an entity in which Purchaser holds of record and beneficially at least a fifty-one percent (51%) interest and that is at all times under the "control" of Purchaser. The term "control", for purposes of this Section 12.3, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. Any entity to whom Purchaser is allowed to assign this Contract in accordance with the foregoing sentence is referred to herein as a "Permitted Assignee". Notwithstanding the above, Purchaser's right to assign or transfer shall be contingent upon Purchaser providing to Seller, at least ten (10) days prior to the Closing, the name of the proposed assignee, the address to which Purchaser requests rents to be forwarded post Closing for completion of the Notice to Tenants attached as Exhibit F hereto, and any other information that Seller may reasonably require in relation to such proposed assignment.

     12.4  Laws.    This Contract  shall  be construed  and  interpreted in
           ----
accordance with the laws of the State of New Jersey and the obligations of the parties hereto are and shall be performable in the State and County wherein the Subject Properties are located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and feminine, and vice versa.

     12.5  Modification.   This Contract  may not  be modified  or amended,
           ------------
except by an agreement in writing signed by Seller and Purchaser. Seller and Purchaser may waive any of the conditions contained herein or any of the obligations of the other hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

     12.6  Authority.  Each person executing this Contract warrants and
           ---------
represents that he is fully authorized to do so.

     12.7  Times And Dates.   Time is of  the essence of this  Contract and
           ---------------
all times and dates shall be in accordance with Newark, New Jersey Time.

     12.8  Descriptive Headings.   The descriptive headings of  the several
           --------------------
Articles, Sections and paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     12.9  Entire Contract.   This Contract, including the  Exhibits hereto
           ---------------
and the Submission Items, constitutes the entire agreement among the parties, whether written or oral, pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Contract unless the parties have complied with the terms of
Section 12.5 hereof.

     12.10    Contruction.   This  Contract  shall  not be  construed  more
              -----------
strongly against any party regardless of who was more responsible for its preparation.

     12.11  Non-recordable.   This Contract, a memorandum of this Contract,
            --------------
an interest in ownership of the Subject Properties or any other similar document that would constitute an exception to Seller' s title shall not be recorded and the provisions hereof shall not constitute a lien on the Subject Properties. Purchaser hereby appoints Seller as Purchaser's true and lawful attorney-in-fact, coupled with an interest, for the purposes of the execution of any documents and doing any acts as shall be necessary to effect the discharge of the recording of this Contract or any other exception to the Commitments or any update thereof.

     12.12  Third-Party  Beneficiary.   It is  specifically understood  and
            ------------------------
agreed that no person or other entity shall be a third-party beneficiary hereunder, and that none of the provisions of this Contract shall be for the benefit of or be enforceable by anyone other than the parties hereto, and their respective successors and assigns, and that only the parties hereto shall have any rights hereunder.

     12.13  Legal Relationship.   Nothing herein shall  be construed as  to
            ------------------
constitute or establish any type of joint venture, partnership, or any other type of legal relationship between the parties other than the vendor- vendee relationship established hereby between Seller and Purchaser.

     12.14  Contemplation  of  Closing.    If  Purchaser  closes  the  sale
            --------------------------
contemplated herein, Purchaser shall be conclusively deemed to have waived any breach or default by Seller of any covenant, representation or warranty under this Contract (but not under any of the documents executed at Closing that shall thereafter continue to be effective in accordance with their terms).

     12.15  Security for  Unpaid Accounts.  Any contents  of safe deposits,
            -----------------------------
baggage or other property of departed guests held by Seller as security for unpaid accounts receivable shall be removed by Seller on or before the Closing Date; unless, however, such unpaid accounts were credited to Seller at Closing.

     12.16  Completion of Documents.  Purchaser understands and agrees that
            -----------------------
the forms of closing documents which are attached as exhibits hereto may have to be modified in order to conform to applicable State statutory requirements and to be made appropriate for the transaction contemplated herein. It is anticipated by the parties that such modifications will include, without limitation, inserting appropriate information in the blanks contained in the forms of closing documents attached as exhibits hereto. Purchaser agrees that Seller may make such reasonable changes to the closing documents as are appropriate to conform to applicable State statutory requirements and to reflect the transaction contemplated hereby.

     12.17  Effect  of  Holidays.   In  the  event  any date  specified  or
            --------------------
computed under this Contract for the performance of an obligation by either Seller or Purchaser, or for the occurrence of any event provided for herein, shall be a Saturday, Sunday or "recognized holiday" (defined for purposes hereof as any holiday observed by national banks in Newark, New Jersey, then the date for such performance or occurrence shall automatically be extended to the next calendar day which is not a Saturday, Sunday or recognized holiday.

     12.18  Press Releases and Publicity.   Purchaser shall not release any
            ----------------------------
information to the press or mass communications media, except as may be required in connection with an offering of securities, without obtaining the express written approval of Seller, if such release permits reasonable identification of Seller or mentions the name of Seller or any affiliate of Seller.

     12.19  Exhibits.  The following  exhibits  attached  hereto  shall  be
            --------
deemed to be an integral part of this Contract:

     (a)   EXHIBITS A-1 to A-5  Legal Descriptions of the Real Property
           -------------------

     (b)   EXHIBIT B -  Allocation of Purchase Price
           ---------

     (c)   EXHIBIT C -  Special Warranty Deed
           ---------

     (d)   EXHIBIT D -  Blanket Conveyance, Bill of Sale and Assignment
           ---------

     (e)   EXHIBIT E -  Closing Memorandum and Indemnification Agreement
           ---------

     (f)   EXHIBIT F -  Letter to Tenant
           ---------

     (g)   EXHIBIT G -  Certification of Nonforeign Status by Corporation
           ---------

     (h)   EXHIBIT H -  ERISA Statement
           ---------

     (i)   EXHIBIT I -  Confidentiality Agreement
           ---------

     (j)   EXHIBIT J -  1996 Capital Budgets
           ---------



                 [SIGNATURES OF PURCHASER AND SELLER FOLLOW
                                   ON PAGE 42]

EXECUTED on this 18th day of June 1996, by Purchaser.

                      EQUISTAR HOTEL INVESTORS, L.P. a
                      Delaware limited partnership

                    By: Cherwell Investors, Inc., general partner


                          By:\s\ Bradford Bearshon
                             ----------------------------------
                              Name:Bradford Bearshon
                                   ----------------------------
                              Title:Vice President
                                    ---------------------------

                    By:  CapStar Executive Investors I, L.L.C., general
                         partner


                          By:\s\ John Plunket
                             ----------------------------------
                              Name:John Plunket
                                   ----------------------------
                              Title:Managing Member
                                    ---------------------------



- ---------------------------------------------------------------------------


EXECUTED on this 20th day of June, 1996, by Seller.
                 ----        ----

                         MBL LIFE ASSURANCE CORPORATION



                          By:\s\ Yvonne M. Compitello
                             ----------------------------------
                             Name:Yvonne M. Compitello
                                  ----------------------------
                             Title:Sr. Vice President
                                   -------------------------------




- --------------------------------------------------------------------------


                  [SIGNATURES OF CAPSTAR AND ESCROW HOLDER
                            FOLLOWS ON PAGE 43]

     CapStar joins in the execution of this Contract for the sole purpose of evidencing its agreement and acknowledgment (i) that the Hotel Management Agreement will terminate on the Closing Date, at no cost to Seller; (ii) of the terms of Section 9.4 hereof. CapStar is not a party to this Contract, and Seller and Purchaser are entitled to amend this Contract at any time or from time to time without the joinder of CapStar.

     Executed on this 18th day of June , 1996, by CapStar.
                                  -----

                             CAPSTAR HOTEL PARTNERS LIMITED
                             PARTNERSHIP

                             By:CapStar Hotels, Inc.



                          By:\s\ John Plunket
                             -----------------------------
                             Name:John Plunket
                                  -------------------------
                             Title:EVP
                                   ------------------------



- --------------------------------------------------------------------------


     Escrow Holder acknowledges receipt of a fully executed counterpart of this Contract on this day of , 1996. By its execution of this
                      ----        ---------
Contract below, Escrow Holder agrees to be bound by the terms hereof to the extent that the Contract imposes duties upon Escrow Holder.

                              CHICAGO TITLE INSURANCE COMPANY



                          By:
                             ----------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------

                                EXHIBIT A-1
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

                            SACRAMENTO PROPERTY
                            -------------------

Parcel A, as said parcel is shown on that certain parcel map entitled "Parcel 2 of 72 P.M. 26", recorded in Book 79 of Parcel Maps, at Page 8, Official Records of Sacramento County.

Together with the following three (3) easements:

1 ) An easement for signage over the following described property:

All that portion of Parcel B, as said parcel is shown on that certain parcel map filed in Book 79 of Parcel Maps, Page 8, Sacramento County Records, described as follows:

A strip of land of the uniform width of ten (10.00) feet, the centerline of which is described as follows:

Beginning at a point located in said Parcel B, from which the most northerly corner of said Parcel B bears the following two (2) comes:

(1) North 37 DEG. 45'05' West 30.00 feet to a point on the Easterly line, northeasterly along the arc of a curve to the left, concave northwesterly having a radius of 490.00 feet, subtended by a chord bearing North 34 DEG. 24'41" East
300.19 feet; thence, from said point of beginning, South 17 DEG. 00'00" East
35.00 feet to the terminus of the easement described herein.

(2) An easement for subsurface utilities over the following described property:

All that portion of Parcel B, as said parcel is shown on that certain Parcel Map filed in Book 79 of Parcel Maps, Page 8, Sacramento County Records, described as follows:

A  strip of land the  uniform width of five  (5.00) feet, the centerline of
which is described as follows:                                        _

Beginning at a point of the northeasterly line of said Parcel B, from which the most northerly corner of said Parcel B North 17 DEG. 00'00" West 304.54 feet; thence, from said



Page 1 of a 2 Page Exhibit A-1
Sacramento Property
point of beginning, North 88 DEG. 33'54" West 236.13 feet to the terminus of the easement described herein.

3) An easement for driveway purposes over the following described property:

All that portion of Parcel B, as said parcel is shown on that certain Parcel Map filed in Book 79 of the Parcel Maps, Page 8, Sacramento County, Records, described as follows:

A strip of land the uniform width of thirty (30.00) feet, the centerline of which is described as follows:

Beginning at a point on the easterly line of Harvard Street, from which the most northerly corner of said Parcel B bears northeasterly along the arc of a curve to the left, concave northwesterly, having a radius of 490.00 feet, subtended by a chord bearing North 38 DEG. 50' 13" East 371.28 feet; thence from said point of beginning, South 24 DEG. 54'00" East 25.76 feet; thence, southeasterly along the arc of a tangent curve to the left, concave northeasterly having a radius of
50.00 feet, subtended by a chord bearing South 58 DEG. 43'57" East 49.75 feet; thence, South 88 DEG. 33'54" East 407.76 feet to the terminus of the easement described herein.

Assessor's Parcel Number 277-0153-007-0000 and
Assessor's Parcel Number 277-0153-008-0000









Page 2 of a 2 Page Exhibit A-1
Sacramento Property

                                EXHIBIT A-2
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

                             LAFAYETTE PROPERTY
                             ------------------

That certain parcel of land, together with all improvements situated thereon, situated in Section 47, Township 10 South, Range 4 East, Lafayette Parish, Louisiana, and more fully described as follows, to-wit:

Commence at the intersection of the southwesterly right-of-way of Calco Boulevard and the easterly right-of-way of LA State Highway Route 182 (State Project No. 4-01-25) also known as Pinhook Road; thence S 00 DEG. 13' 59" E along the easterly right-of-way line of State Route No. 182 a distance of 262.96 feet to the point of beginning, which point is 35.00 feet measured at a right angle from the centerline of State Project No. 4- 01-25 and is the northwest corner of the tract herein described; thence S 00 DEG. 13' 59" E along the easterly right-of-way line of State Route No. 182, 84.48 DEG. feet to a point which is 35.00 feet measured radially from centerline of State Project No. 4-01-25; thence along the easterly right-of-way line of State Route LA 182 which is also the western boundary of tract herein described, along the arc of a curve to the left having a radius of 2829.79 feet (the long chord of which bears S 03 13' 59" E and measures 296.20 feet) a distance of 295.34 feet to a point which is 35 feet measured at right angles to the centerline of State Route LA 192; thence S 06 DEG. 13' 59" E along said easterly right-of-way parallel to and 35 feet from the centerline of State Route LA 182 which is also the western boundary of the tract herein described, a distance of 150.88 feet to a point; thence S 27 DEG. 16' 14" E along said easterly right-of-way of State Route LA 182 which is also the western boundary of the tract herein described for a distance of 69.64 feet to a point which is 60.00 feet measured at right angles from the centerline of State Route LA 182; thence S 16 DEG. 52' 33" E along the easterly right-of-way line of LA 182 a distance of 92.59 feet to the intersection of the easterly right-of-way line of State Route LA 182 and approximate mean low water of the Vermilion River, said point also being the southwest corner of tract herein described; thence along the following courses along the approximate mean low water of the Vermilion River (as surveyed in October, 1979); N 81 DEG. 49' 20" E a distance of 98.03 feet; Thence N 77 DEG. 02' 17" E a distance of 50.36 feet; thence S 89 DEG. 16' 35" E a distance of
50.36 feet; thence N 85 DEG. 01' 36" E a distance of 100 .02 feet; thence N 88 DEG. 27' 17" E a distance of 50.16 feet; thence N 88 DEG. 50' 02" E a distance of 150.56 feet; thence N 71 DEG. 28' 41" E a distance of 51.22 feet; thence S 81 DEG. 47' 54" E a distance of 144.60 feet to a point at the intersection of the approximate mean low water of the Vermillion River and the



Page 1 of a 2 Page Exhibit A-2
Lafayette Property

Southwesterly boundary of Petroleum Point Subdivision which point is the southeast corner of the tract herein described; thence N 41 DEG. 13' 48" W along the southwest boundary of Petroleum Point Subdivision which is also the northeast boundary of the tract herein described, a distance of 122.12 feet to a point; thence N 49 DEG. 00' 02" West along the southwesterly boundary of Petroleum Point Subdivision, which is also the northeast boundary of tract herein described a distance of 276.53 feet to a point; thence N 43 DEG. 24' 17" W along the southwest boundary of Petroleum Point Subdivision which is also the northeast boundary of the tract herein described a distance of 448.63 feet to a point; thence N 75 DEG. 16' 04" W along the southern boundary of Petroleum Point Subdivision which is also the northern boundary of tract herein described a distance of 189.45 feet to the point of beginning and containing 279,458 square feet (more or less) in area.

Said property containing 6.415 acres, more or less, and being more fully shown on plat of survey prepared by D. Ralph Caffery & Associates, Inc. dated November 30, 1983, revised December 1, 1983 and December 12, 1983 recorded under Entry No. 86-33296 of the records of Lafayette Parish, Louisiana.






Page 2 of a 2 Page Exhibit A-2
Lafayette Property

                                EXHIBIT A-3
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

                           SANTA BARBARA PROPERTY
                           ----------------------

Lots 54, 55, 56, 57, 58, 59, 74 and 75 of Cabrillo Park Tract, in the City of Santa Barbara, County of Santa Barbara, State of California, as per map recorded in Book 15, Pages 60 and 61 of Maps, in the Office of the County Recorder of said County





























Page 1 of a 1 Page Exhibit A-3
Santa Barbaa Property

                                 EXIBIT A-4
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

                         COLORADO SPRINGS PROPERTY
                         -------------------------

Parcel 1:
- --------
Lots 4, 5 and 6, Block I, Hilton Subdivision No. 1, according to the plat thereof, recorded in Plat Book Y-2 at Page 6, El Paso County, Colorado,

Parcel 2:
- --------
An easement for ingress and egress over and across a 25 foot strip of land from said land to Russia Boulevard, as shown on the recorded plat of Hilton Inn Subdivision No. 1, County of El Paso, State of Colorado.



Page 1 of a 1 Page Exhibit A-4
Colorado Springs Property

                                EXHIBIT A-5
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

                          WASHINGTON D.C. PROPERTY
                          ------------------------

Lot 31, in Square 94, as per plat recorded in the Office of the Surveyor for the District of Columbia in Liber 153 at folio 102.





















































Page 1 of a 1 Page Exhibit A-5
Washington D.C. Property

                                 EXHIBIT B
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

                        ALLOCATION OF PURCHASE PRICE
                        ----------------------------

Sacramento Hilton                                       $20,400,000

Santa Barbara Inn                                        $8,000,000

Holiday Inn (Colorado Springs)                           $6,000,000

Embassy Row (Washington, D.C.)                          $16,000,000

Lafayette Hilton                                        $18,000,000


Page 1 of a 1 Page Exhibit B
Allocation of Purchase Price

                                 EXHIBIT C
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

                           SPECIAL WARRANTY DEED
                           ---------------------

               [Consisting of 5 pages and follows this page]

                           SPECIAL WARRANTY DEED
                           ---------------------

STATE OF NEW JERSEY Sec.
                    Sec.     KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF ESSEX     Sec.

    MBL LIFE ASSURANCE CORPORATION, a New Jersey corporation ("Grantor"), acting through its official indicated below, for and in consideration of the sum of Ten Dollars ($10.00) cash and other good and valuable
consideration to it in hand paid by                                    , a
                                    -----------------------------------
                          ("Grantee"), the receipt and sufficiency of which
- -------------------------
is hereby acknowledged, has granted, bargained, sold and conveyed and by these presents does grant, bargain, sell and convey, subject to the Permitted Exceptions set forth in Exhibit B hereto and incorporated by this reference, unto the said Grantee, as its interests may appear, that certain tract of land situated in the City of ,
                                      -----------------  ------------------
County,                         , which is more particularly described in
        ------------------------
Exhibit A attached hereto and incorporated by this reference (hereinafter referred to as the "Subject Property ").

     EXCEPT FOR THE WARRANTY OF TITLE CONTAINED HEREIN, GRANTEE ACKNOWLEDGES AND AGREES THAT IT ACCEPTS THE CONVEYANCE OF THE SUBJECT PROPERTY IN ITS PRESENT CONDITION, "AS-IS, WHERE-IS," SUBJECT TO ALL PATENT AND LATENT DEFECTS, IF ANY, WITH NO REPRESNTATION OR WARRANTY BY GRANTOR AS TO ITS FITNESS, SUITABILITY, HABITABILITY, OR USABILITY, INCLUDING, BUT NOT LIMITED TO, THE QUALITY OR CONDITION OF THE SUBJECT PROPERTY, THE MANNER OF OPERATING THE SUBJECT PROPERTY AND THE EXPENSES RELATED THERTO, AND THE COMPLIANCE OF THE SUBJECT PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY. GRANTOR MAKES NO REPRESENTATION AS TO ANY ENVIRONMENTAL MATTERS RELATING TO THE SUBJECT PROPERTY INCLUDING, WITHOUT LIMITATION, SOIL CONDITIONS, GRANTEE BEING GIVEN THE OPPORTUNITY PRIOR TO CLOSING TO SATISFY ITSELF THAT THERE ARE NO HAZARDOUS MATERIALS (DEFINED BELOW) ON OR IN THE SUBJECT PROPERTY THAT WOULD CAUSE EITHER STATE OR FEDERAL AGENCIES TO ORDER A CLEANUP OF THE SUBJECT PROPERTY UNDER ANY ENVIRONMENTAL LAW. AS USED HEREIN, THE TERM "ENVIRONMENTAL LAW" SHALL MEAN AND INCLUDE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. 9601, ET SEQ., RESOURCE CONSERVATION AND RECOVERY ACT 42 U.S.C. 6901, ET SEQ. AND ALL OTHER SIMILAR EXISTING AND FUTURE FEDERAL, STATE AND MUNICIPAL STATUTES, RULES, REGULATIONS AND ORDINANCES GOVERNING THE ENVIRONMENT OR THE GENERATION, DISPOSAL OR STORAGE OF ANY HAZARDOUS MATERIALS, ALL AS AMENDED FROM TIME TO TIME AND ALL RULES AND REGULATIONS PROMULGATED THEREUNDER. THE TERM

"HAZARDOUS MATERIALS" SHALL MEAN AND INCLUDE ASBESTOS, POLYCHORINATED BIPHENYLS, PETROLEUM PRODUCTS AND ANY OTHER HAZARDOUS OR TOXIC MATERIALS, WASTES AND SUBSTANCES THAT ARE DEFINED AS SUCH IN ANY ENVIRONMENTAL LAW. GRANTOR MAKES NO REPRESENTATION AS TO THE CONDITION OR VALUE OF THE SUBJECT PROPERTY. GRANTEE HEREBY WAIVES AND RELEASES GRANTOR OF AND FROM ANY CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, LIABILITIES, OBLIGATIONS, DAMAGES, COSTS, EXPENSES OR COMPENSATION WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT GRANTEE NOW HAS OR THAT MAY ARISE IN THE FUTURE ON ACCOUNT OF OR IN ANY WAY GROWING OUT OF OR IN CONNECTION WITH THE ECONOMIC, PHYSICAL OR ENVIRONMENTAL CONDITION OF THE SUBJECT PROPERTY, OR ANY ENVIRONMENTAL LAW OR APPLICABLE REGULATION. THESE PROVISIONS SHALL SURVIVE THE FUTURE TRANSFER OF ANY OR ALL OF THE SUBJECT PROPERTY BY GRANTEE.

TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto in anywise belonging, subject as aforesaid, unto the said Grantee, its successors and assigns, forever, and Grantor does hereby warrant and forever defend, all and singular, the said land and premises unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise except taxes for the current year, which have been prorated as of the date hereof and are assumed by Grantee.

Executed this      day of         , 1996, to be effective as of           ,
              ----        --------                              ----------
1996.


                              Grantor:
                              MBL LIFE ASSURANCE CORPORATION, a
                              New Jersey corporation


                          By:
                             ----------------------------------
                              Name:
                                   ----------------------------
                              Title: Senior Vice President


ATTEST:



- --------------------------
     , Assistant Secretary

STATE OF NEW JERSEY Sec.
                    Sec.
COUNTY OF ESSEX     Sec.


      BEFORE ME,      the undersigned authority, personally appeared
                     , a Senior Vice President of MBL LIFE ASSURANCE
- ---------------------
CORPORATION, and acknowledged to me that he/she executed the foregoing as the act and deed of the corporation.




- -------------------------------------
Notary Public, State of New Jersey
My Commission Expires:
                      ---------------

                                 EXHIBIT A
                                     TO
                           SPECIAL WARRANTY DEED
                           ---------------------



          [LEGAL DESCRIPTION OF THE SUBJECT PROPERTY TO BE ADDED]

















































Page 4 of a 5 Page Exhibit C-
Special Warranty Deed

                                 EXHIBIT B
                                     TO
                           SPECIAL WARRANTY DEED
                           ---------------------




                 [LIST OF PERMITTED EXCEPTIONS TO BE ADDED]


Page 5 of a 5 Page Exhibit C-
Special Warranty Deed

                                 EXHIBIT D
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

              BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT
              -----------------------------------------------



               [Consisting of 8 pages and follows this page]

              BLANKET CONVEYANCE. BILL OF SALE AND ASSIGNMENT
              -----------------------------------------------

THE STATE OF____________]
                        ]  KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF_______________]

    Concurrently with the execution and delivery of this Blanket Conveyance, Bill of Sale and Assignment (this "Assignment"), MBL Life Assurance Corporation, a New Jersey corporation ("Assignor"), is conveying to ________________________, a ________________________ ("Assignee"), by
Special Warranty Deed (the "Deed"), that certain property lying and being situated in ______________ County, ________________ , commonly known as
_________________ (the "Hotel"), being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with the improvements located thereon (collectively, the "Property").

    It is the desire of Assignor hereby to assign, transfer, and convey to Assignee all of Assignor's right, title and interest in and to all fixtures, fittings, appliances, apparatus, equipment, machinery, equipment leases, warranties, guaranties, tenant leases and other items of tangible and intangible personal property owned by Assignor and affixed or attached to, or placed or situated upon, or used in connection with the use, occupancy, or operation of the Property.

    NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, and DELIVER to Assignee, its successors and assigns, the following:

         (a) the tangible personal property owned by Assignor that is located upon the Property, including specifically, without limitation, heating, ventilation, air conditioning and other equipment, utility distribution systems, appliances, beds, chairs, tables, desks and other furniture, television sets, carpeting, draperies and curtains, tools, lamps, paintings, decorations, refrigerators, ovens, linens, napkins, silverware, glasses, and supplies, and other items of personal property (excluding cash) used in connection with the operation of the Property; excluding, however, all property leased pursuant to the Leases, as such term is hereinafter defined (collectively, the "Personal Property");

         (b) all reservation deposits, advance payments, security deposits and prepaid items and other amounts, deposits or credits paid to or received by Assignor or the Hotel prior to the effective date hereof, and attributable to the period from and after the effective date hereof, specifically excluding all cash which is attributable to the period prior to the effective date hereof (collectively, the "Prepaid Accounts");

         (c) all of Assignor's right, title and interest in all oral or written agreements pursuant to which any portion of the Property is used or occupied by anyone other than Assignor, such agreements, if any, being described on Exhibit B attached hereto and made a part hereof (collectively, the "Leases"); and

         (d) all of Assignor's right, title and interest in and to (i) all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Property or the Personal Property which will extend beyond the effective date hereof, including specifically, without limitation, all assignable equipment leases, union labor contracts, and all assignable management and operating agreements (collectively, the "Miscellaneous Contracts"), such Miscellaneous Contracts being described on Exhibit C attached hereto and made a part hereof, (ii) all assignable warranties and guaranties (express or implied) issued to Assignor in connection with the Property or the Personal Property; (iii) all licenses, permits or similar documents relating to the Property, to the extent same are assignable; (iv) telephone exchanges, trade names, marks and other identifying material relating to the Property, to the extent same are assignable; (v) plans, drawings, specifications, surveys, engineering reports, and other technical descriptions relating to the Property in Assignor's possession; and (vi) all other items of intangible personal property owned by assignor that relate in any way to the ownership, use, leasing, maintenance, service or operation of the Property (collectively, the "Intangibles").

    The Personal Property, the Prepaid Accounts, the Leases, and the Intangibles are hereinafter sometimes referred to collectively as the "Assigned Properties."

    TO HAVE AND TO HOLD the Personal Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Assignee, its successors or assigns, forever, and Assignor does hereby bind itself, its successors or assigns, to WARRANT AND FOREVER DEFEND, all and singular, the title to the Personal Property, unto Grantee, its successors or assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under assignor, but not otherwise.

    ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PERSONAL PROPERTY.

    ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE PERSONAL PROPERTY AND ACCEPTS SAME IN ITS PRESENT CONDITION, "AS IS", "WHERE IS", AND "WITH ALL FAULTS".

    This Assignment is executed and delivered by Assignor, and accepted by Assignee, subject to the terms and provisions of those certain documents enumerated and described on Exhibit B attached to the Deed. The Assigned Properties conveyed hereby do not include, and Assignor hereby retains all rights in and to, any rentals under the Leases that are delinquent as of the effective date hereof.

    THE PARTIES HERETO EXPRESSLY AGREE THAT NO COVENANT OR WARRANTY ON THE PART OF ASSIGNOR, FOR ITSELF OR ITS SUCCESSORS AND ASSIGNS, REGARDING TITLE TO OR ENCUMBRANCES AGAINST THE PREPAID ACCOUNTS, THE LEASES AND THE INTANGIBLES IS MADE OR IS IMPLIED TO BE MADE TO ASSIGNEE, OR ITS SUCCESSORS AND ASSIGNS, BY THIS ASSIGNMENT.

    By its acceptance and execution hereof, Assignee acknowledges and assumes all of the covenants, agreements and obligations under (i) Sections
8.1 and 8.2 of the Agreement of Sale and Purchase (the "Agreement") dated effective ________________ , 199_, executed by Assignor and Assignee; (ii) the Leases (including, without limitation, any security deposits paid pursuant to the terms thereof), and (iii) the Miscellaneous Contracts (including, without limitation, any transfer or termination fees and all payments due or to become due under the terms thereof), binding on Assignor or the Property, from and after the effective date of this Assignment. Assignor shall have no obligation or liability whatsoever to Assignee and shall under no circumstances be required to hold harmless, indemnify or defend Assignee from any loss, cost, expense or damage incurred by Assignee in connection with claims made by tenants for any security deposits that were not actually received by Assignor but rather by its predecessor in title.

    Assignee, for itself and its successors and assigns, hereby agrees to indemnify, defend, save and hold harmless Assignor, its successors and assigns, against any and all claims, liens (including, without limitation, mechanic's and materialmen's liens), actions, suits, proceedings, costs, expenses, damages or other liabilities, including attorneys' fees and court costs, arising as a result of or with respect to any of the items transferred under this Assignment or assumed hereunder by Assignee, from and after the effective date hereof, or arising out of any act or failure to act of Assignee with respect to its ownership and operation of the Property, or arising as a result of or with respect to Assignee' s failure to perform the duties and obligations of Assignee under the Miscellaneous Contracts, as assignee of Assignor hereunder.

    This Assignment shall be construed and enforced in accordance with the laws of the State of _________________.

    All pronouns used in this Assignment shall include the other genders, and the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

    The captions under the paragraph numbers of this Assignment are for convenience and reference only and in no way define, limit, or describe the scope or intent of this Assignment and in no way affect or constitute a part of this Assignment.

    All Exhibits attached hereto are hereby incorporated herein by this reference and made a part hereof for all purposes.

    This Assignment and all of its terms and provisions shall be binding upon and inure to the benefit of Assignor and its successors and assigns, and Assignee and its successors and assigns.

    This instrument may be executed in any number of counterparts, each to be an original, but all of which shall constitute one instrument, and it shall be sufficient if any party hereto signs any such counterpart, so long as each of the parties hereto executes at least one such counterpart.

    EXECUTED on the respective dates shown in the acknowledgments below, to be effective as of the ________ day of ___________ , 199__.

                              ASSIGNOR:

                              MBL LIFE ASSURANCE CORPORATION, a New Jersey corporation

                              By:
                                  ---------------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------


                              ASSIGNEE:

                              _____________________,a____________________


                              By:
                                  ---------------------------------------
                                   Name:
                                         --------------------------------
                                   Title:
                                          -------------------------------

STATE OF NEW JERSEY      ]
                         ]
COUNTY OF ESSEX          ]

      This instrument was acknowledged before me on___________, 199__, by ____________________, _____________________ of MBL Life Assurance
Corporation, a New Jersey corporation, on behalf of said corporation.

  STAMP NAME AND EXPIRATION
                               ----------------------------------
  DATE OF COMMISSION BELOW:    NOTARY PUBLIC, STATE OF NEW JERSEY






STATE OF ________________]
                         ]
COUNTY OF _______________]

      This instrument was acknowledged before me on ________ , 199__, by ___________________, _________________ of _________________ , a __________, on
behalf of said _______________.

STAMP NAME AND EXPIRATION
                            -----------------------------------
DATE OF COMMISSION BELOW:   NOTARY PUBLIC, STATE OF
                                                   ------------

                                 EXHIBIT A
                                     TO
              BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT
              -----------------------------------------------


                               [TO BE ADDED]

                                 EXHIBIT B
                                     TO
              BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT
              -----------------------------------------------



                               [TO BE ADDED]

                                 EXHIBIT C
                                     TO
              BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT
              -----------------------------------------------



                               [TO BE ADDED]

                                 EXHIBIT E
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------


              CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT
              ------------------------------------------------



               [Consisting of 3 pages and follows this page]

              CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT

    THIS CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT (this
"Agreement") is entered into to be effective as of ____________, 1996 (the "Closing Date"), by and between MBL Life Assurance Corporation, a New Jersey corporation ("Seller"), and _____________________, a ____________
("Purchaser").

    In connection with and in consideration of the closing ("Closing") of the transaction contemplated under that certain Agreement of Sale and Purchase (the "Contract") dated effective as of ____________ , 1996, by and between Seller and Purchaser, covering that certain property (the "Property") located in ______________ County, _______________ , commonly known as ___________________________ , and more particularly described in the Contract, Seller and Purchaser hereby agree as follows:

    1.    Defined Terms. Unless specifically defined herein, all terms used
          -------------
herein shall have the same meaning ascribed to such terms in the Contract.

    2.    Proation Date. All prorations have been made as of 12:01 a.m.,
          -------------
according to the time zone in which the Property is located, on the Closing
Date.

    3.    Operating Expenses. Except as otherwise herein provided, any and
          ------------------
all costs and expenses relating to the operation, management or ownership of the Property for the period prior to the Closing Date, including, but not limited to, accounts and payments under service contracts and utility charges, are the responsibility of Seller and will be paid by Seller promptly upon receipt of billing therefor. Any and all costs and expenses relating to the operation, management or ownership of the Property for the period from and after the Closing Date, including, but not limited to, accounts and payments under the Miscellaneous Contracts (including, without limitation, all transfer or termination fees, if any, required to be paid under the terms thereof) and utility charges, are the responsibility of Purchaser and will be paid by Purchaser promptly upon receipt of billing therefor, and Purchaser hereby holds Seller harmless with respect to same and agrees to indemnify and defend Seller from any loss, liability or claim, including without limitation, reasonable attorneys' fees and court costs, relating to same. To the extent not reflected in the closing statements (the "Closing Statements") evidencing the transaction contemplated under the Contract, Purchaser and Seller agree to adjust between themselves outside of Closing any amounts which are the responsibility of the other pursuant to this paragraph.

     4.    Real Estate Taxes: Fees to Tax Representative. The 199_ real
           ---------------------------------------------
property ad valorem taxes with respect to the Property shall be paid by Purchaser prior to their becoming delinquent, with Seller being charged at Closing an amount equal to that portion of such taxes which relate to the period prior to the Closing Date. Such prorations shall be based upon the best available information at the time if the 199_ taxes have not yet been assessed at the time of Closing. To the extent that the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto shall make all necessary adjustments by appropriate payments between themselves following the Closing. Further, Purchaser shall be charged at Closing with the fees paid or payable to Seller's tax representative for the purpose of reducing such real property ad valorem taxes in an amount equal to that portion of such fees which relate to that portion of calendar year 199_ from and after the Closing Date, which fees shall be prorated at Closing, as herein provided.

    5.    Room Charges. As of the evening before the Closing Date, Seller
          ------------
has compiled a listing of all Guest Ledger Accounts indicating that such accounts total $ ___________ and has compiled a listing of all City Ledger Accounts indicating that such accounts total $ ________________, Seller shall retain ownership of the Guest Ledger Accounts and the City Ledger Accounts; provided, however, any funds collected pursuant to the Guest Ledger Accounts which are in payment for occupancy for the evening prior to the Closing Date shall be divided evenly between Seller and Purchaser ("Closing Date Revenues"), and Seller shall receive a credit at Closing in an amount equal to its share of the Closing Date Revenues. As to all other Guest Ledger Accounts, Purchaser shall remit same to Seller upon Purchaser's receipt thereof. Purchaser shall make a good faith effort after the Closing to collect all Guest Ledger Accounts and City Ledger Accounts in the usual course of Purchaser's operation of the Property, but Purchaser shall not be obligated to institute any lawsuit or other collection procedures to collect such accounts. In the event that after Closing Purchaser receives payment of any of the Guest Ledger Accounts or City Ledger Accounts, Purchaser shall promptly remit such payment to Seller.

6.    Other Income. The provisions of this paragraph shall control the
      ------------
allocation of income from the Property other than Guest Ledger Accounts and City Ledger Accounts addressed in paragraph 5 hereof. As of the Closing Date, Seller has collected tenant rent and other income for the month of__________ in the amount of $ ___________. Seller shall pay to Purchaser Purchaser's pro rata share of any delinquent or unpaid rents and other income which are paid to Seller after Closing and which relate to the period from and after the Closing Date, and Purchaser shall pay to Seller, Seller's pro rata share of said delinquent or unpaid rents and other income which are paid to Purchaser and which relate to the period prior to the Closing Date.
Purchaser will make a good faith effort after the Closing to collect all delinquent or unpaid rents and other income in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents.

    7.    Periodic Accounting. On the fifth (5th) day of each calendar
          -------------------
month beginning with the first (lst) full calendar month following Closing and ending with the sixth (6th) full calendar month following Closing, Purchaser shall send to Seller an accounting of the accounts receivable with respect to the Property which existed as of the Closing Date, including specifically, without limitation, the Guest Ledger Accounts and the City Ledger Accounts, showing whether Seller has received payment of such accounts receivable, the outstanding balance thereof, and the age of such accounts receivable.

    8.    Errors or Omissions. Seller and Purchaser agree to adjust between
          -------------------
themselves after Closing any errors or omissions in the prorations or adjustments set forth in the Closing Statements.

    9.    Survival. This Contract and the agreements and the provisions
          --------
contained herein shall survive Closing and the execution and delivery of any documents in connection therewith.

    EXECUTED effective as of the day and year first above written.

                                      SELLER:

                                      MBL LIFE ASSURANCE CORPORATION, a New
                                      Jersey corporation

                                      By:
                                          ---------------------------------

                                          Name:
                                               ----------------------------
                                          Title:
                                               ----------------------------


                                      PURCHASER:

                                      -------------------------------,   a

                                      -------------------------


                                      By:
                                         ----------------------------------
                                         Name:
                                              -----------------------------
                                         Title:
                                               ----------------------------

                                 EXHIBIT F
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------



                         FORM OF NOTICE TO TENANTS
                         --------------------------



                [Consisting of 1 page and follows this page]

                           NOTICE TO TENANT
                           -----------------

                            _____________, 1996

- ------------------------
- ------------------------
- ------------------------
- ------------------------


     This notice is delivered to advise you that the property known as __________ located on _______________ in _________, ________ , was sold and conveyed on _________________________, 1996 by MBL Life Assurance
Corporation to ___________________________, a _____________________
("Purchaser"). In connection therewith, your lease was assigned to Purchaser. Accordingly, you are hereby authorized and directed to make all future rental payments, beginning _________, 199_, to Purchaser at the following address:
                  ________________________________________
                  ________________________________________
                  ________________________________________
                  Attn:___________________________________

    Further, you are hereby advised that Purchaser is responsible for your security deposit in the amount of $ ___________ in accordance with the terms of your lease.

                              MBL LIFE ASSURANCE CORPORATION


                              By:
                                  ----------------------------------
                                   Name:
                                         ---------------------------
                                   Title: Senior Vice President

                                  ----------------------------------


                              By:
                                  ----------------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                          --------------------------

                                 EXHIBIT G
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

             CERTIFICATION OF NONFOREIGN STATUS BY CORPORATION
             -------------------------------------------------



               [Consisting of 2 pages and follows this page]

             CERTIFICATION OF NONFOREIGN STATUS BY CORPORATION
             -------------------------------------------------

TO:  ________________________________________________  , a __________
("Transferee")

FROM:     MBL LIFE ASSURANCE CORPORATION, a New Jersey corporation
          ("Transferor")

          Section 1445 of the Internal Revenue Code, the Foreign Investment Real Property Tax Act, provides that a transferee (buyer) of a United States real property interest must withhold tax if the transferor (seller) is a foreign person. To inform Transferee that withholding of tax is not required upon the disposition of a United States real property interest by Transferor, the undersigned hereby certifies the following on behalf of
          Transferor:

      1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2. Transferor's United States Employer Identification Number is 22-1134800;and

      3. Transferor's office address is 520 Broad Street, Newark, New Jersey 07102-3111.

     Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, I declare that I have examined this Certification, and to the best of my knowledge and belief, it is true, current, correct and complete, and I further declare that I have authority to execute this Certification on behalf of Transferor.






                  [SIGNATURE OF TRANSFEROR FOLLOWS ON PAGES]

     Executed on the date set forth in the acknowledgment below, to be effective the _________ day of______________________ , 1996.

                              MBL LIFE ASSURANCE CORPORATION, a New Jersey corporation


                              By:
                                  ----------------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                          --------------------------
STATE OF NEW JERSEY      ]

                         ]

COUNTY OF ESSEX          ]

     This instrument was acknowledged before me on ______________ , 1996, by ___________, ___________________ of MBL Life Assurance Corporation, a New Jersey corporation, on behalf of said corporation.


STAMP NAME AND EXPIRATION      ----------------------------------
DATE OF COMMISSION BELOW:      NOTARY PUBLIC, STATE OF NEW JERSEY

                                 EXHIBIT H
                                     TO
                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------

                              ERISA STATEMENT
                              ---------------


               [Consisting of 2 pages and follows this page]

                              ERISA STATEMENT
                              ---------------



                        ______________________ ,1996


MBL Life Assurance Corporation
520 Broad Street
Newark, New Jersey 07102-3111

Re: Sale of _________________________________________

Ladies/Gentlemen:

    In connection with the sale of the captioned property (the "Property"), more particularly described on Exhibit A attached hereto, by MBL LIFE
                               ---------
ASSURANCE CORPORATION, a New Jersey corporation, to ____________________ , a __________________, the undersigned hereby represents and certifies that it is not acquiring the Property with the assets of an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974.

                              Very truly yours,

                              _______________________________ ,  a
                              ____________________


                              By:
                                  ----------------------------------
                                   Name:
                                         ---------------------------
                                   Title:
                                          --------------------------

                                 EXHIBIT A

                                     TO

                              ERISA STATEMENT
                              ---------------



                               [TO BE ADDED]

                                 EXHIBIT I

                                     TO

                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------



              CONFIDENTIALITY AND INSPECTION AGREEMENT BETWEEN

                            OWNER AND RECIPIENT
                            -------------------



               [Consisting of 4 pages and follows this page]

         CONFIDENTIALITY AND INSPECTION AGREEMENT BETWEEN OWNER AND
                                 RECIPIENT

     THIS CONFIDENTIALITY AND INSPECTION AGREEMENT BETWEEN OWNER AND RECIPIENT ("Agreement") is entered into by and between MBL LIFE ASSURANCE CORPORATION ("Owner") and Equistar Hotels ("Recipient").

     WHEREAS, Owner is the owner of those certain properties known as The Lafayette Hilton, The Sacramento Hilton, The Santa Barbara Inn, The Colorado Springs Holiday Inn, and the Embassy Row Hotel ("Property");

     WHEREAS, Owner is offering the Property for sale;

     WHEREAS, in connection with a potential sale of the Property, Owner may provide Recipient and other third parties that are interested in purchasing the Property, with information concerning the Property that is not available to the general public; and,

     WHEREAS, together with providing such information to Recipient, Owner will permit Recipient to perform inspections and investigations on the Property.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. As used herein, "Confidential Information" means all such data, including reports, interpretations, forecasts, projections, records and any other documents containing or otherwise incorporating information concerning the Property or Owner, whether provided orally or in writing that Owner or its designee will provide or has previously provided to Recipient at any time, together with analyses, compilations, studies or other documents, whether prepared by Recipient or others, that contain or otherwise incorporate or are based upon such information; provided, however, the following will not
                                  --------  -------
     constitute "Confidential Information" for the purpose of this
     Agreement:

          (a) Information that is provided to Recipient by a source other than Owner, provided that after investigation by Recipient such source is not reasonably believed by Recipient to be subject to a confidentiality agreement or obligation with Owner, with respect to such information.

          (b) Information that is or becomes generally available to the public other than as a result of a disclosure by Recipient or its directors, affiliates, officers, agents, employees or legal counsel (collectively, the "Related Parties"), or any other person to whom Recipient or any Related Party provides such Confidential Information.

2. Confidential Information will be held and treated by Recipient in confidence and will not be copied, distributed or disclosed to any other person or entity. No Confidential Information will be used by Recipient or its Related Parties other than in connection with the acquisition of the Property ("Acquisition").


3. Except as required by law as advised in writing by counsel, or with Owner's prior written consent, Recipient and its Related Parties shall not disclose to any person or entity the fact that Confidential Information has been made available to Recipient, or the content or import of such information. Recipient may disclose Confidential Information only to its Related Parties who need to know the Confidential Information for purposes of evaluating the Acquisition and who will be advised by Recipient of this Agreement and will agree to act in accordance with its terms, and Recipient will be satisfied that the Related Parties will act in accordance herewith. In any event, Recipient shall be responsible for any breach of this Agreement by its Related Parties, and any other person to whom Recipient or its Related Parties provide Confidential Information whether or not Confidential Information was provided in breach of this Agreement.

4. The written Confidential Information, except for that portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by Recipient and its Related Parties, will be returned to Owner promptly upon request without retention of any copies thereof. That portion of the Confidential Information that may be found in analyses, compilations, studies, or other documents prepared by Recipient and its Related Parties and any written Confidential Information not so requested and returned will be held by Recipient and kept subject to the terms of this Agreement or destroyed and a certificate of such destruction signed by Recipient will be delivered to Owner within five (5) days of such destruction. In addition, any oral Confidential Information will be held by Recipient and kept subject to the terms of this Agreement.

5. In the event that Recipient is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or other processes) to disclose any Confidential Information, it is agreed that Recipient will provide Owner with prompt notice of any such request or requirement prior to disclosing such information, and will disclose such information only in accordance with this Agreement.

6. Recipient acknowledges that neither Owner nor any of its directors, affiliates, officers, agents, or employees makes any express or implied representation or warranty as to the accuracy or completeness of the Confidential Information, and each such party expressly disclaims any and all liability that may be based on the Confidential Information, errors therein or omissions therefrom.

7. Recipient acknowledges that money damages may be inadequate to protect Owner against breach of this Agreement, and Recipient hereby agrees that Owner shall be entitled to equitable relief including, without limitation, injunctions, temporary restraining orders on an ex parte basis, and specific performance as a remedy for any such breach. Recipient shall reimburse Owner for all costs and expenses, including reasonable attorneys' fees, incurred by Owner as a result of Recipient's breach of this Agreement.

8. Recipient agrees to immediately upon demand indemnify and hold Owner harmless from and against any claims, causes of action, losses, damages, costs, expenses and liabilities of any nature, including, without limitation, reasonable attorneys' fees and court costs directly or indirectly resulting from or arising out of Recipient's or any of its Related Party's breach of any of the terms of this Agreement.

9. Recipient acknowledges that it is a principal and not an agent of or acting on behalf of any other party in connection with the Property, and that there is no fee or other compensation due
     Recipient, monetary or otherwise, in relation to the Property or any other matters.

10. It is expressly understood and agreed that Recipient's execution of this Agreement is a precondition to the Owner revealing the information to Recipient and providing the necessary access thereto.

11. Recipient acknowledges that it is a principal and not an agent of or acting on behalf of any other party in connection with the Acquisition. The Recipient acknowledges that it has not had any discussions regarding the property with any broker or agent except for Frank Lively. Recipient shall indemnify and hold Owner harmless from and against any claims, causes of action or liabilities, including, without limitation, reasonable attorneys' fees and court costs which may be incurred with respect to any claims for other real estate commissions, broker's fees or finder's fees in relation to or in connection with the Property to the extent claimed by, through or under Recipient.

12. Unless otherwise provided pursuant to an Agreement of Sale and Purchase executed by and between Recipient and Owner, Recipient shall have until February 28, 1996, 5:00 P.M. Newark, New Jersey time (the "Inspection Period") within which to make all audits, inspections or investigations desired by Recipient, subject to Owner's requirements as hereinafter set forth. Recipient and its Related Parties (which shall not exceed four (4) persons at any one time, including Recipient and any of its Related Parties), each of which persons must be
                                      ----
     accompanied by an authorized employee or representative of Owner's property manager ("Manager"), shall have the right, during regular business hours and with reasonable notice, subject to the rights of tenants occupying space on the Property and guests of the hotel on the Property, to physically inspect the Property, and make such tests, surveys and inspections as Recipient deems necessary, including, without limitation, soil tests, topographical surveys, structural and foundation surveys, concrete tests, roof inspections, equipment inspections and environmental inspections. Recipient shall exercise (and cause its Related Parties to exercise) due care and ordinary prudence in performing such surveys, inspections and tests and shall not exercise such right in a manner that interferes with the operation of the Property. If the transactions contemplated hereby are not consummated, Recipient, at its own cost and expense, promptly shall repair any damage to the Property resulting from such surveys, tests or inspections. Recipient shall indemnify, defend, save and hold harmless Owner from and against any and all claims, liens (including, without limitation, mechanic's and materialman's liens), actions, suits, proceedings, costs expenses, damages or other liabilities, including, without limitation, attorneys' fees and court costs, all as incurred, arising out of the rights granted to Recipient pursuant to the terms of this Inspection Period. At Owner's request, Recipient shall furnish to Owner copies of all studies, tests and surveys undertaken and completed in connection with such inspections and at Owner's request therefor, certify same to Owner.

13. The terms of this Agreement shall survive the closing of a contract of sale, if one is entered into and shall continue in full force and effect until February 1, 2001.
                            ----------------

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

15. This Agreement contains the complete statement of all the agreements among the parties hereto with respect to the subject matter hereof, and all prior agreements among the parties hereto respecting the subject matter hereof, whether written or oral, are merged herein and shall be of no further force or effect. This Agreement cannot be changed, modified, discharged or terminated, except by an instrument in writing signed by all of the parties hereto.

16. Recipient acknowledges that the Property may be offered for sale by Owner to any third party, in Owner's sole discretion. This Agreement shall not provide Recipient with any other rights with respect to the Property, including, without limitation, a right of first refusal to purchase the Property or an option to purchase the Property.

IN WITNESS WHEREOF THIS 23 DAY OF February, 1996
                        --        --------    --


                                   OWNER:

                                   MBL LIFE ASSURANCE CORPORATION


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

                                   RECIPIENT:

                                   EQUISTAR HOTELS


                                   By: /s/ William F. Driscoll
                                      ----------------------------------
                                   Name: William F. Driscoll
                                         -------------------------------
                                   Title: Vice President,
                                          ------------------------------
                                           Development & Acquisitions

                                 EXHIBIT J

                                     TO

                       AGREEMENT OF SALE AND PURCHASE
                       ------------------------------



                            1996 CAPITAL BUDGETS
                            --------------------



               [Consisting of 5 pages and follows this page]

                                                         Sacramento Hilton
                                                                1996
                                                           Capital Budget

  Item       Jan.     Feb.    Mar.     Apr.     May.    June     July     August    Sept.     Oct.     Nov.      Dec.    Total
            Budget   Budget   Budget   Budget  Budget   Budget   Budget    Budget   Budget   Budget    Budget   Budget   Budget
Coffee                           1,078                                                                                      $1,078
Service Carts

Banquet Annex                             2,694                                                                             $2,694
Storage

New Buffet                      16,163                                                                                      $16,163
Unit

Room Service                                                                           3,017                                $3,017
Carts

Refurbish                                21,650                                                                             $21,650
Lobby
Restrooms

Vacuum                   2,263                                                                                              $2,263
Cleaners

Room                                               7,112                                                                    $7,112
Attendant
Carts

New Key Lock   98,465                                                                                                       $98,465
System

Business                80,683                                                                                              $80,683
Center Desks

Valet Racks     2,802                                                                                                       $2,802

Portable                                  6,142                                                                             $6,142
Refrigerators

Exec Floor              31,827                                                                                              $31,827
Linen Upgrade

Floor Plants             5,948                                                                                              $5,948

Clock Radio     3,233                                                                                                       $3,233
Upgrades

Concierge       9,913                                                                                                       $9,913
Remodeling

Mounted                  3,879                                                                                              $3,879
Mirrors
Bathrooms

Elevator       17,240                                                                                                       $17,240
Upgrade

Carpet/Vinyl                                               29,752                                                           $29,752
First Floor

ADA Room                                 12,878                                                                             $12,878
Signage

ADA Grab Bars                             2,584                                                                             $2,584
for Restrooms

New Entrance                                               30,170                                                           $30,170
Sign

Pool Deck                                 6,465                                                                             $6,465

Reserved for                                                                                                      39,824    $39,824
RM
Renovations
    Total      $131,643 $124,600 $17,241  $62,313  $7,112  $59,922 $ 0       $ 0      $ 3,017  $ 0       $ 0      $39,824   $436,672


                                                          Santa Barbara Inn
                                                                 1996
                                                            Capital Budget

  Item       Jan.      Feb.      Mar.      Apr.     May      June     July   August   Sept.    Oct.     Nov.      Dec.   Total
            Budget    Budget   Budget    Budget    Budget   Budget   Budget  Budget  Budget   Budget   Budget   Budget   Budget
Mattresses &                      $ 4,653                                                                                   $ 4,653
Box Springs

Update         $46,879   $46,879                                                                                            $93,758
Mtnside
Bathrooms

Night Tables,                     $ 3,681                                                                                   $ 3,681
Lamps,
Pictures

Purchase                                    $ 3,472                                                                         $ 3,472
Bicycles

Purchase                                              $ 1,157                                                               $ 1,157
Freezer

ADA                                                   $ 7,275                                                               $ 7,275
Compliance

Replace                           $ 7,367                                                                                   $ 7,367
Montecito RM
Carpet

Replace                           $13,571                                                                                   $13,571
Restaurant
Carpet

Computer                                    $ 5,000                                                                         $ 5,000
Upgrades

    Total      $46,879   $46,879  $29,272   $ 8,472   $ 8,432   $ 0     $ 0      $ 0     $ 0     $ 0      $ 0      $ 0      $139,934

   PREPARED
 MAY 15, 1996

                                                                                                                           COMMENTS
                                                                                   ESTIMATE     TOTAL       OVER          COMPLETION
                           WHS     PROJECT      BUDGET     ADJUSTED     SPENT TO        TO        EST.       (UNDER)           ON
 PROJECT NAME  VENDOR      PO#      BUDGET      CHANGES     BUDGET       DATE       COMPLETE     COST        BUDGET           DATE

   1996 CAPITAL PROJECT BUDGET
   ---------------------------
 Garage Ramp Rehab                   $20,000.00       $0.00   $20,000.00  $4,102.00    $5,000.00    $8,108.00 ($10,808.00)
   Exterior Rehab     On Hold 5/6 FL $80,000.00       $0.00   $20,000.00      $0.00   $80,000.00   $80,000.00       $0.00
     Voice Mail                      $27,100.00       $0.00   $27,100.00      $0.00   $27,100.00   $27,100.00       $0.00
   Laundry Equipment                 $25,000.00       $0.00   $25,000.00      $0.00   $25,000.00   $25,000.00       $0.00
   Kitchen Equipment                 $30,000.00       $0.00   $30,000.00      $0.00   $30,000.00   $30,000.00       $0.00
   Case Goods/FF&E                  $128,000.00       $0.00  $125,000.00  $2,102.71  $122,897.20  $125,000.00       $0.00
  Ambassador Upgrade                 $12,800.00       $0.00   $12,800.00      $0.00   $12,800.00   $12,800.00       $0.00
  Guest Room Amenities               $25,000.00       $0.00   $25,000.00  $2,323.00   $22,000.00   $25,000.00       $0.00
   Signage, Exterior                  $5,000.00       $0.00    $5,000.00  $?????.00    $4,008.00    $4,000.00       $0.00
   Hot Water Project  On Hold 5/6 FL  $5,000.00       $0.00    $5,000.00  $1,802.23    $3,387.77    $5,000.00       $0.00
   IBM Workstations                   $3,500.00       $0.00    $3,000.00      $0.00    $3,800.00    $3,800.00       $0.00
Computer Equipment Replacement        $6,000.00       $0.00    $5,000.00  $3,814.00    $1,180.00    $6,000.00       $0.00
   Guest Room HVAC                   $10,800.00       $0.00   $10,800.00  $9,003.00    $1,417.00   $10,800.00       $0.00
   A/C Vent Recondition              $10,000.00       $0.00   $10,000.00      $0.00   $10,000.00   $10,000.00       $0.00
 Auto Doors, Garage                   $5,000.00       $0.00    $5,000.00      $0.00    $5,000.00    $5,000.00       $0.00
   Banquet Tables                     $7,600.00       $0.00    $7,600.00      $0.00    $7,800.00    $7,800.00       $0.00
  Stairwell Renovations               $7,500.00       $0.00    $7,600.00      $0.00    $7,600.00    $7,600.00       $0.00
Walk in Refrigerator Rehab            $8,000.00       $0.00    $8,000.00      $0.00    $8,000.00    $8,000.00       $0.00
Rehab Dining Room Sliders             $1,800.00       $0.00    $1,800.00      $0.00    $1,800.00    $1,800.00       $0.00
   Office    Added from carryover    $18,000.00       $0.00   $13,000.00      $0.00   $13,000.00   $13,000.00       $0.00
Ice Machine  Added from carryover
             Delete 5/6              $18,000.00 ($18,500.00)       $0.00      $0.00        $0.00        $0.00       $0.00
Security Cameras  Audit Report items
                  pending 2/13        $8,800.00       $0.00    $8,800.00      $0.00      $8,800.00  $8,800.00       $0.00
Laundry Doors/Security of Area
   Audit Report items pending 2/13    $2,000.00       $0.00    $2,000.00      $0.00    $2,000.00    $2,000.00       $0.00
 White House    Carryover from 1994   $5,000.00       $0.00    $5,000.00  $4,982.00        $0.00    $4,982.00    ($440.00)
 Copy Machine   Carryover from 1994  $10,000.00       $0.00   $10,000.00 $10,000.00        $0.00   $10,000.00       $0.00
 Garage Electrical  New Item              $0.00   $1,800.00    $1,800.00  $1,945.00        $0.00    $1,945.00    ($254.00)
                                          $0.00       $0.00        $0.00      $0.00        $0.00        $0.00       $0.00
                                          $0.00       $0.00        $0.00      $0.00        $0.00        $0.00       $0.00
                                          $0.00       $0.00        $0.00      $0.00        $0.00        $0.00       $0.00
                                          $0.00       $0.00        $0.00      $0.00        $0.00        $0.00       $0.00
- ------------------------------------------------------------------------------------------------------------------------
 TOTAL PROJECT EXPENSE              $400,000.00  (12,200.00) $454,000.00 $40,000.00  $404,974.00  $445,200.00 ($11,600.00)
 VARIANCE\CONTINGENCY                                         (18,000.00)                             $822.00
  NON PROJECT EXPENSE
  -------------------
                                                                   $0.00                                $0.00
                                                                   $0.00                                $0.00
                                                                   $0.00                                $0.00
                                                                   $0.00                                $0.00
                                                                   $0.00                                $0.00
- -------------------------------------------------------------------------------------------------------------------------
 TOTAL NON PROJECT EXPENSE                $0.00       $0.00        $0.00      $0.00        $0.00        $0.00       $0.00
- -------------------------------------------------------------------------------------------------------------------------
 TOTAL 1994 CAPITAL BUDGET          $400,000.00 ($12,200.00) $454,000.00 $40,000.00  $404,974.00  $445,255.00 ($11,600.00)
- -------------------------------------------------------------------------------------------------------------------------

 Estimated 1996 Reserve Deposits   $312,105.00 (As of 1st Quarter Report)
    Estimated 1996 Carry Over      $134,072.04
                                   -----------
 Available 1996 Capital Projects   $144,177.08


                                                                               Lafayette Hilton & Tower
                                                                                      1996
                                                                                 Capital Budget

                        Jan      Feb      Mar       Apr       May      June      July    August     Sept      Oct       Nov
         Item          Budget   Budget   Budget    Budget   Budget    Budget    Budget   Budget    Budget    Budget    Budget
 Resurface Swimming   $6,500
 Pool

 Replace Carpet in    $15,000
 Cafe Jardin

 Replace Banquet      $ 3,000
 Equip, Chairs
 Tables, Linen, etc.

 Replace Towers Ice            $ 6,000
 Machine

 Replace Carpet in 4           $ 6,000
 Meeting Rooms

 Rework the Cooling            $10,000
 Towers

 Replace Ironer in                      $ 8,000
 the Housekeeping
 Dept.

 Replace Bearing on                     $ 3,000
 the No. 2 Washer

 Purchase New Vacuum                    $ 2,000
 Cleaners

 Replace 18 Tubes in                    $ 4,000
 the Air Cond.
 Chiller

 Replace Ballroom                                 $30,000
 Carpet

 Renovate Towers                                           $34,000   $34,000   $34,000
 Rooms on the 15th
 Floor

 Replace Carpet,                                                                        $32,000   $32,000   $32,000
 Vinyl & Paint on
 Remaining 5
 Corridors

 Repair Parking Lot                                                                                                   $ 8,000

 Retrofit Bathroom
 to Meet ADA
 Requirements
 Accounting Software                              $12,000
 (DataPlus)

 Replace Kitchen
 Griddle

        Total         $24,500  $22,000  $17,000   $42,000  $34,000   $34,000   $34,000  $32,000   $32,000   $32,000   $ 8,000




                         Dec     Total
         Item          Budget    Budget
 Resurface Swimming             $ 6,500
 Pool

 Replace Carpet in              $15,000
 Cafe Jardin

 Replace Banquet                $ 3,000
 Equip, Chairs
 Tables, Linen, etc.

 Replace Towers Ice             $ 6,000
 Machine

 Replace Carpet in 4            $ 6,000
 Meeting Rooms

 Rework the Cooling             $10,000
 Towers

 Replace Ironer in              $ 8,000
 the Housekeeping
 Dept.

 Replace Bearing on             $ 3,000
 the No. 2 Washer

 Purchase New Vacuum            $ 2,000
 Cleaners

 Replace 18 Tubes in            $ 4,000
 the Air Cond.
 Chiller
 Replace Ballroom               $30,000
 Carpet

 Renovate Towers                $102,000
 Rooms on the 15th
 Floor

 Replace Carpet,                $96,000
 Vinyl & Paint on
 Remaining 5
 Corridors

 Repair Parking Lot             $ 8,000

 Retrofit Bathroom    $ 9,000   $ 9,000
 to Meet ADA
 Requirements

 Accounting Software            $12,000
 (DataPlus)

 Replace Kitchen      $ 4,000   $ 4,000
 Griddle

        Total         $13,000   $324,500

                                    HOLIDAY INN GARDEN OF THE GODS
                                                 1996
                                            CAPITAL BUDGET
                     Jan       Feb      Mar      Apr     May      June     July    August    Sept     Oct     Nov    Dec      Total
      Item         Budget    Budget   Budget   Budget   Budget   Budget   Budget   Budget   Budget  Budget  Budget  Budget   Budget
Kronos Time-      6,000                                                                                                     $6,000
Keeping System

Housekeeping/               3,500                                                                                           $3,500
Encore Interface

Elevator for 200            8,000                                                                                           $8,000
& 300 wing

Upgrade Lighting                      10,000                                                                                $10,000
System

Caulk & Seal                                   5,000                                                                        $5,000
Hotel Exterior

Mainline Sewer                                 3,000                                                                        $3,000
Upgrade

Computer                                       3,000                                                                        $3,000
Replacement

Landscape                                              10,000                                                               $10,000
Enhancement

ADA - Pool                                             5,300                                                                $5,300
Door/Electronic
Doors

Replace Mattress                                       10,000                                                               $10,000
& Box Springs -
200

Canopy -                                                        7,000                                                       $7,000
Courtyard Area

Golf Cart                                                       2,500                                                       $2,500

Replace Kitchen                                                 3,000                                                       $3,000
Garbage Disposal

Install DDC -                                                   7,000                                                       $7,000
HVAC Rooftop

Stoves on Front                                                 6,000                                                       $6,000
Line - Kitchen

Kitchen                                                                  7,300                                              $7,300
Equipment

Replace Boilers                                                          6,000                                              $6,000

Upgrade                                                                           3,000                                     $3,000
Microphone
System

A/V Equipment                                                                     4,500                                     $4,500

Banquet                                                                           25,000                                    $25,000
Equipment

      TOTAL       6,000     11,500    10,000   11,000  25,300   25,500   13,300   32,500                                    $135,100

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